As filed with the United States Securities and Exchange Commission on September 1, 2026

Registration No. 333-298341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ETOILES CAPITAL GROUP CO., LTD

(Exact name of registrant as specified in its charter)

Cayman Islands*	8742	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central

Sheung Wan, Hong Kong

(Address of principal executive offices)

+852-2398-8699

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With a copy to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard

Suite 2200

Los Angeles, CA 90067

Telephone: (310) 282-2000

Facsimile: (310) 282-2200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the domestication described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*	In connection with the consummation of the domestication described herein, Etoiles Capital Group Co., Ltd intends to change its jurisdiction of incorporation from a corporation incorporated under the laws of the Cayman Islands to a corporation organized under the laws of the State of Nevada in accordance with the continuation and deregistration laws under Sections 206 and 207 of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 92A.270 of the Nevada Revised Statutes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is subject to completion and amendment. The registrant may not sell the securities described herein until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2026

ETOILES CAPITAL GROUP CO., LTD

PROXY STATEMENT FOR ANNUAL GENERAL MEETING

PROSPECTUS FOR UP TO 15,110,000 SHARES OF COMMON STOCK, OF ETOILES CAPITAL GROUP CO., LTD AFTER ITS DOMESTICATION AS A

CORPORATION INCORPORATED IN THE STATE OF NEVADA

Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central

Sheung Wan, Hong Kong

[      ], 2026

Dear Fellow Shareholders:

You are cordially invited to attend the 2026 annual general meeting (“annual general meeting”) of shareholders of Etoiles Capital Group Co., Ltd, a Cayman Islands exempted company (“Etoiles Capital,” the “Company,” “we,” “us” or “our”), to be held at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong and virtually via live webcast at 9:00 a.m. Eastern Time on [ ], 2026 ([ ], 2026, at 9:00 p.m., local time).

Details regarding the meeting, the business to be conducted at the meeting, and information about Etoiles Capital that you should consider when you vote your shares are described in the accompanying proxy statement/prospectus.

The following is a summary of the proposals to be put to the annual general meeting.

Domestication Proposal.

Our board of directors (the “Etoiles Capital Board”) unanimously approved, on [ ], 2026, the change of Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to the State of Nevada by way of continuation out of the Cayman Islands and deregistration as an exempted company in the Cayman Islands and by continuation and domestication as a corporation incorporated under the laws of the State of Nevada (the “domestication” and such proposal, the “domestication proposal”). The domestication would be effected pursuant to Section 92A.270 of the Nevada Revised Statutes of the State of Nevada and Sections 206 and 207 of the Companies Act (As Revised) of the Cayman Islands. The continuing entity following the domestication, which we refer to as “Etoiles Capital Nevada,” will continue to be named Etoiles Capital Group Co., Ltd after the domestication and existing shareholders of our ordinary shares would hold shares in Etoiles Capital Nevada rather than in a Cayman Islands company.

We are pursuing the domestication for a number of reasons. In 2026, the Etoiles Capital Board and our management team undertook a review of our existing structure and operations, and particularly the jurisdiction of incorporation of Etoiles Capital. After considering various factors, the Etoiles Capital Board believes that the domestication will enhance shareholders’ value over the long-term by providing potential strategic opportunities and benefits, including:

●	increased benefits for our shareholders; and

●	increased ability to attract and retain qualified directors.

As described in this proxy statement/prospectus, Etoiles Capital’s shareholders are being asked to consider and vote to approve the domestication. At the effective time of the domestication, by virtue of the domestication and without any further action on the part of any holder thereof, each Class A ordinary share, par value US$0.0001 per share (the “Class A ordinary shares”), issued and outstanding immediately prior to the effective time of the domestication will be automatically converted into one share of common stock, par value US$0.0001 per share, of Etoiles Capital Nevada (the “Common Stock”).

Etoiles Capital’s Class A ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “EFTY.” Etoiles Capital Nevada’s Common Stock will continue to trade under the same symbol following the domestication. There is no public market for our Class B ordinary shares.

New Charter Proposal.

Etoiles Capital’s shareholders will be asked to approve by special resolution the proposed new certificate of incorporation and an addendum to the proposed new certificate of incorporation of Etoiles Capital Nevada, a copy of which is attached to the proxy statement/prospectus as Annex B1 and Annex B2, respectively, to be effective at the effective time of the domestication, which will alter the rights of shareholders under Etoiles Capital’s second amended and restated memorandum and articles of association, a copy of which is attached to the proxy statement/prospectus as Annex A (the “new charter proposal”). Approvals of both the domestication proposal and the new charter proposal are required to effect the domestication. The approval of each of the domestication proposal and the new charter proposal is conditioned upon the other proposal being approved.

This proxy statement/prospectus is dated [ ], 2026, and is first being mailed to Etoiles Capital’s shareholders on or about [     ], 2026.

Other Annual Meeting Proposals.

Etoiles Capital’s shareholders will be asked to approve by ordinary resolution other proposals at the annual general meeting, including: (i) the election of four director nominees to our Board and (ii) the ratification of the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

The Adjournment Proposal.

Etoiles Capital’s shareholders will be asked to approve by ordinary resolution the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual general meeting, the domestication proposal and the new charter proposal would not be duly approved and adopted by our shareholders.

The Board unanimously recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual general meeting. This proxy statement/prospectus provides you with detailed information about the domestication and other matters to be considered at the annual general meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 9 of this proxy statement/prospectus.

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in Hong Kong, Etoiles Consultancy Limited (“Etoiles Consultancy”, also “Hong Kong Operating Subsidiary”). We also own Etoiles Financial Group Limited (“Etoiles Financial”), a company with no material operations of its own and is mainly used to handle administrative expenses. References to the “Company”, “we”, “us”, and “our” in this prospectus are to Etoiles Cayman, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered, and its wholly-owned and indirect wholly-owned subsidiaries. References to Etoiles Consultancy in this prospectus is to the Hong Kong entity operating the business and generating all of the revenue and profit stated in the consolidated financial statements of the Company. The Company’s ownership interest in Etoiles Consultancy and Etoiles Financial is held through an intermediate company in the British Virgin Islands (the “BVI”). Etoiles Consultancy and Etoiles Financial are wholly-owned subsidiary of Zynergy Holding Co., Limited, a company incorporated in the BVI. Zynergy Holding Co., Limited is wholly-owned by Etoiles Cayman. Investors in our shares should be aware that they may never hold equity interests in the Hong Kong operating company directly. Investors are purchasing equity solely in Etoiles Cayman, our Cayman Islands holding company, which indirectly owns equity interests in the Hong Kong operating company. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless. For more information, see “Item 3. Key Information—3.D. Risk Factors” contained in our Annual Report on Form 20-F.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not operate in mainland China, do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—3.D. Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” and “Item 3. Key Information—3.D. Risk Factors — Risks Related to Doing Business in Hong Kong — Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless” respectively, contained in our Annual Report on Form 20-F for further details.

Our securities may be prohibited from being trading on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for three consecutive years beginning in 2021, the SEC may prohibit our securities from being traded on a national securities exchange or in the over-the-counter market in the United States. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, SRCO, C.P.A., Professional Corporation, located at Amherst, New York, registered with the PCAOB, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2024. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuingly pursuing ongoing investigations and may initiate new investigations as needed The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information—3.D. Risk Factors — Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB”, contained in our Annual Report on Form 20-F for further details.

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. Our Hong Kong Operating Subsidiary is our only operating subsidiary located in Hong Kong. Etoiles Financial, our other Hong Kong subsidiary, has no operation on its own, while Zynergy BVI is an intermediate holding company with no operations. However, cash may be transmitted from our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI and between our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI. For more details, refer to section captioned “Transfers of Cash To and From Our Subsidiaries.” As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Item 3. Key Information—3.D. Risk Factors —We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries” and “Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2025, 2024 and 2023” in the Consolidated Financial Statements contained in our Annual Report on Form 20-F for further details.

Cash may be transferred through our organization in the following manner: (i) funds are transferred to Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI, from Etoiles Cayman through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Hong Kong Operating Subsidiary and Etoiles Financial to Etoiles Cayman through our BVI subsidiary.

During the years ended December 31, 2025 and 2024 and up to the date of this prospectus, no transfers, dividends or distributions have been made by Etoiles Cayman, Zynergy BVI, Etoiles Consultancy and Etoiles Financial. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiary and Etoiles Financial through an intermediate holding company.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

We hope you will be able to attend the annual general meeting. Whether you plan to attend the annual general meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement/prospectus, you are urged to vote in accordance with the instructions set forth in the proxy statement/prospectus. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Etoiles Capital Group Co., Ltd.

Sincerely,

Kit Shing, CHEUNG Chief Executive Officer

ETOILES CAPITAL GROUP CO., LTD

Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central

Sheung Wan, Hong Kong

[    ], 2026

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TIME: 9:00 a.m., Eastern Time ([    ], 2026, at 9:00 p.m., local time)

DATE: [    ], 2026

PHYSICAL LOCATION: Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong

VIRTUAL ACCESS: https://meeting.vstocktransfer.com/ETOILES[MONTH]26

This year’s annual general meeting (the “annual general meeting”) will be held on [    ], 2026 at 9:00 a.m., Eastern Time ([    ], 2026, at 9:00 p.m., local time), physically at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong and virtually via live webcast athttps://meeting.vstocktransfer.com/ETOILES[MONTH]26 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the annual general meeting, all references in this proxy statement/prospectus to “present in person” or “in person” shall mean physically or virtually present at the annual general meeting. In order to be able to watch and listen to the meeting, shareholders must register in advance at the following link: https://meeting.vstocktransfer.com/ETOILES[MONTH]26, and to submit questions in advance, shareholders are required to send those questions in advance of the AGM to ir@etoilesfin.com. For further information about the virtual annual general meeting, please see the section “Important Information About the Annual Meeting, Voting and the Domestication Proposal” beginning on page iv.

PURPOSES:

1.	To consider and vote upon a proposal to approve by special resolution the change of Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to the State of Nevada by way of continuation out of the Cayman Islands and deregistration as an exempted company in the Cayman Islands, and by continuation and domestication as a corporation incorporated under the laws of the State of Nevada (the “domestication” and such proposal, the “domestication proposal”);

2.	To consider and vote upon a proposal to approve by special resolution the proposed new certificate of incorporation and an addendum to the proposed new certificate of incorporation of the post-domestication company, Etoiles Capital Nevada (the “Proposed Charter”), a copy of which is attached to the proxy statement/prospectus as Annex B1 and Annex B2, respectively, to become effective at the effective time of the domestication and to govern Etoiles Capital Nevada following the domestication, in substitution for the Company’s second amended and restated memorandum and articles of association (the “Existing Organizational Documents”) which currently govern the Company as a Cayman Islands exempted company (the “new charter proposal”);

3.	To elect the following four director nominees named in this proxy statement/prospectus to serve as directors for three-year terms expiring at the annual general meeting in 2029 and until their successors are duly elected and qualified: Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG;

4.	To ratify by ordinary resolution the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

5.	To approve by ordinary resolution the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual general meeting, the domestication proposal and the new charter proposal would not be duly approved and adopted by our shareholders; and

6.	To transact such other business that is properly presented at the annual general meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Etoiles Capital Group Co., Ltd Class A ordinary shares at the close of business on [    ], 2026. A list of shareholders of record will be available at the annual general meeting and, during the 10 days prior to the annual general meeting, at our principal executive offices located at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong.

All shareholders are cordially invited to attend the annual general meeting. Whether you plan to attend the annual general meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual general meeting. If you participate in and vote your shares at the annual general meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Kit Shing, CHEUNG
Chief Executive Officer
Hong Kong

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Etoiles Capital from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by sending a written request to: Etoiles Capital Group Co., Ltd, Attn: Hon Fai, TAM, Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong.

If you would like to request any documents that are incorporated by reference into this proxy statement/prospectus, please do so at least five business days before the annual general meeting to be held on [   ], 2026, which is [   ], 2026, in order to receive them before the annual general meeting.

This proxy statement/prospectus, the Notice of 2026 Annual General Meeting of Shareholders, our form of proxy card and our 2025 annual report to shareholders are also available for viewing, printing and downloading at https://ts.vstocktransfer.com/irhlogin/I-ETOILES.

Additionally, you can find a copy of additional information and our Annual Report on Form 20-F, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Financials – SEC Filings” section of our website at https://ir.etoilesgroup.com/financial-information/sec-filings. You may also obtain a printed copy of our Annual Report on Form 20-F, including our financial statements, free of charge, from us by sending a written request to: Etoiles Capital Group Co., Ltd, Attn: Hon Fai, TAM, Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong or contact by telephone number at +852 2398-8699. Exhibits to the Annual Report on Form 20-F or any additional documents incorporated by reference into this proxy statement/prospectus will be provided upon written request and payment of an appropriate processing fee.

For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 58 of this proxy statement/prospectus.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this proxy statement/prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, potential results of our drug development efforts or trials, the effects of competition and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “seeks,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our subsidiaries’ services;

●	our expectations regarding the expansion of our subsidiaries’ client base;

●	our subsidiaries’ relationships with their business partners;

●	competition in our industries;

●	relevant government policies and regulations relating to our industries;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	ability to managing our growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our subsidiaries’ ability to protect their intellectual property rights and secure the right to use other intellectual property that they deem to be essential or desirable to the conduct of their business;

●	the dependence on our senior management and key employees;

●	our ability to hire and retain qualified management personnel and key employees in order to develop our subsidiaries’ business;

●	overall industry and market performance;

●	security breaches with respect to computer systems;

●	economic downturns and political and market conditions beyond our control;

●	the anticipated use of proceeds from this offering, if any;

●	our ability to obtain the required shareholder vote to adopt the domestication proposal (as defined below) at the annual general meeting;

●	the satisfaction of other conditions to the domestication;

●	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the domestication;

●	the outcome of any legal proceedings that may be instituted against us following announcement of the domestication;

●	our ability to maintain the listing of Common Stock on the Nasdaq Capital Market following the domestication;

●	your rights as a shareholder will change as a result of the domestication;

●	the risk that the domestication disrupts current plans and operations;

●	the risk that shareholders may recognize gain or other income with respect to their shares at the effective time of the domestication;

●	anti-takeover provisions in our Proposed Organizational Documents (as defined below) and under Nevada law could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management;

●	the exclusive forum provision in the Proposed Bylaws could limit the ability of our stockholders to obtain a judicial forum they find favorable for disputes with us or our directors, officers or employees, may increase the costs of bringing a claim, and may discourage such claims;

●	even if the domestication qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), a U.S. shareholder may still recognize gain or other income with respect to their shares at the effective time of the domestication;

●	we may be treated as a passive foreign investment company (“PFIC”) which could result in adverse United States federal income tax consequences to U.S. investors;

●	we expect to incur transaction costs in connection with the completion of the domestication and related transactions, some of which will be incurred whether or not the domestication is completed;

●	business uncertainties while the domestication is pending;

●	the future financial performance of Etoiles Capital Nevada following the domestication, including our anticipated growth rate and market opportunity; and

●	we may choose to or need to defer the domestication, or we may abandon the domestication.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this proxy statement/prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this proxy statement/prospectus and of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this proxy statement/prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this proxy statement/prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING,

VOTING AND THE DOMESTICATION PROPOSAL

Why is the Company soliciting my proxy?

The board of directors (the “Board”) of Etoiles Capital Group Co., Ltd, a Cayman Islands exempted company (“Etoiles Capital,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 annual general meeting of shareholders (the “annual general meeting”) to be held physically at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong and virtually via live webcast athttps://meeting.vstocktransfer.com/ETOILES[MONTH]26, on [   ], 2026, at 9:00 a.m., Eastern Time ([   ], 2026, at 9:00 p.m., local time) and any adjournments or postponements of the meeting. This proxy statement/prospectus, along with the accompanying Notice of 2026 Annual General Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual general meeting.

We have made available to you on the Internet and have sent you this proxy statement/prospectus, the Notice of 2026 Annual General Meeting of Shareholders, the proxy card and a copy of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 because you owned Etoiles Capital’s Class A ordinary shares, par value US$0.0001 per share (the “Class A ordinary shares” or the “existing ordinary shares”) at the close of business on [ ], 2026 (the “record date”). We intend to commence distribution of proxy materials to shareholders on or about [ ], 2026.

Why is Etoiles Capital proposing the domestication?

We are seeking approval of the change of Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to the State of Nevada by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Nevada (the “domestication” and such proposal, the “domestication proposal”), as discussed in greater detail in the section entitled “Proposal No.1 The Domestication Proposal—Reasons for the Domestication.” Our Board believes that there are significant advantages to the domestication that will arise as a result of a change of domicile to Nevada and that any direct benefit that Nevada law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. Specifically, our Board believes that there are several reasons why a domestication from the Cayman Islands to Nevada is in the best interests of the Company and its shareholders, including, (i) the prominence, predictability and flexibility of Nevada law, (ii) Nevada’s well-established principles of corporate governance, (iii) the increased ability for Nevada corporations to attract and retain qualified directors, (iv) benefiting from well-established principles of corporate governance under Nevada law, which are more closely aligned with the Nasdaq listing standards and the SEC governance requirements, and (v) the mitigation of certain tax inefficiencies that would result if Etoiles Capital are to conduct a U.S. operating business as a foreign corporation, each of foregoing as discussed in greater detail in the section entitled “Proposal No.1 The Domestication Proposal—Reasons for the Domestication.”

To effect the domestication, upon approval of the domestication proposal and the new charter proposal (as defined below), Etoiles Capital will file an application for continuation and deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents and fees, and will file the Proposed Charter (as defined below) and the certificate of corporate domestication (the “Certificate of Corporate Domestication”), a copy of which is attached to the proxy statement/prospectus as Annex D, with the Secretary of State of the State of Nevada, pursuant to which Etoiles Capital will be domesticated and continue as a Nevada corporation (the post-domestication company, “Etoiles Capital Nevada”).

The approval of the domestication proposal requires a special resolution under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) and the Company’s second amended and restated memorandum and articles, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares,, represented in person or by proxy, entitled to vote at the annual general meeting and who vote at the annual general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the annual general meeting.

What amendments will be made to the Existing Organizational Documents of Etoiles Capital?

Etoiles Capital’s shareholders will be asked to approve by special resolution proposed new articles of incorporation and an addendum to the proposed new articles of incorporation of the post-domestication company, Etoiles Capital Nevada (the “Proposed Charter”), a copy of which is attached to the proxy statement/prospectus as Annex B1 and Annex B2, respectively, to become effective at the effective time of the domestication and to govern Etoiles Capital Nevada following the domestication, in substitution for the Company’s second amended and restated memorandum and articles of association (the “Existing Organizational Documents”) which currently govern the Company as a Cayman Islands exempted company (the “new charter proposal”).

If the domestication proposal is approved and the new charter proposal is approved and the domestication is to be effected, the Existing Organizational Documents will be altered and replaced in full with the Proposed Charter and the proposed new bylaws of Etoiles Capital Nevada, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) in full. The Proposed Organizational Documents will become the organizational documents of Etoiles Capital Nevada at the effective time of the domestication, in each case, under the Nevada Revised Statutes of the State of Nevada (the “NRS”). The approvals of both the domestication proposal and the new charter proposal are required to effect the domestication. Each of the domestication proposal and the new charter proposal is conditioned upon the approval of the other proposal to effect the domestication. The Proposed Charter and the Proposed Organizational Documents do not alter the Nevada statutory requirements for amendment of charter documents.

How will the domestication affect the ordinary shares?

At the effective time of the domestication, by virtue of the domestication and without any further action on the part of any holder thereof, each Class A ordinary share issued and outstanding immediately prior to the effective time of the domestication will be automatically converted into one (1) share of common stock, par value US$0.0001 per share, of Etoiles Capital Nevada (the “Common Stock”).

Do I have appraisal rights in connection with the proposed domestication?

No. Etoiles Capital shareholders do not have appraisal rights in connection with the domestication under the Companies Act (As Revised) of the Cayman Islands in connection with the continuation of the Company out of the Cayman Islands and its deregistration as a Cayman Islands exempted company, or under the NRS in connection with the domestication.

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What are the U.S. federal income tax consequences of the domestication?

As discussed more fully under “Material U.S. Federal Income Tax Considerations” herein, we intend for the domestication to qualify as a reorganization within the meaning of Section 368(a) of the Code (a “Reorganization”). However, U.S. federal income tax rules regarding Reorganizations are complex and there is no assurance that the domestication will qualify as a Reorganization. If the domestication so qualifies, subject to the “passive foreign investment company” (“PFIC”) rules discussed below and under “Material U.S. Federal Income Tax Considerations—U.S. Holders—PFIC Considerations,” U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations—U.S. Holders”) generally will be subject to Section 367(b) of the Code and, as a result:

●	A U.S. Holder who beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of Etoiles Capital stock entitled to vote or 10% or more of the total value of all classes of Etoiles Capital stock (a “10% U.S. Shareholder”) on the date of the domestication must include in income as a dividend deemed paid by Etoiles Capital the “all earnings and profits amount” attributable to the existing ordinary shares it directly owns within the meaning of Treasury Regulations under Section 367 of the Code;

●	A U.S. Holder whose Class A ordinary shares have a fair market value of $50,000 or more and who, on the date of the domestication, is not a 10% U.S. Shareholder will recognize gain (but not loss) with respect to its Class A ordinary shares in the domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s Class A ordinary shares; and

●	A U.S. Holder whose Class A ordinary shares have a fair market value of less than $50,000 on the date of the domestication and who, on the date of the domestication, is not a 10% U.S. Shareholder, should not be required to recognize any gain or loss, or include any part of the “all earnings and profits amount” in income under Section 367 of the Code, in connection with the domestication.

Furthermore, even if the domestication qualifies as a Reorganization, a U.S. Holder of Class A ordinary shares may, in certain circumstances, still recognize gain (but not loss) upon the deemed exchange of Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock pursuant to the domestication under the PFIC rules of the Code equal to the excess, if any, of the fair market value of the shares of Common Stock deemed received in the domestication and the U.S. Holder’s adjusted tax basis in the corresponding Class A ordinary shares deemed surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply, absent certain elections. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the domestication, see the discussion in the section titled “Material U.S. Federal Income Tax Considerations—U.S. Holders—PFIC Considerations.”

If the domestication does not qualify as a Reorganization, then a U.S. Holder that exchanges its Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock generally will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Common Stock received and (ii) the U.S. Holder’s adjusted tax basis in the Class A ordinary shares exchanged.

Additionally, the domestication may cause non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations” below) to become subject to U.S. federal income withholding taxes on any dividends in respect of such non-U.S. Holder’s Common Stock subsequent to the domestication. Etoiles Capital does not expect to make any dividend distributions to its shareholders in the near future.

The tax consequences of the domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full understanding of the tax consequences of the domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of certain U.S. federal income tax considerations of the domestication, see “Material U.S. Federal Income Tax Considerations”.

How do I attend the annual general meeting virtually?

The live audio webcast of the annual general meeting will begin promptly at 9:00 a.m., Eastern Time ([ ], 2026, at 9:00 p.m., local time). Online access to the audio webcast will open 15 minutes prior to the start of the annual general meeting to allow time for you to log-in and test your device’s audio system. The annual general meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate virtually in the annual general meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual general meeting.

Log-in Instructions. To be admitted to the annual general meeting virtually, you will need to log-in at https://meeting.vstocktransfer.com/ETOILES[MONTH]26.

If I attend the annual general meeting virtually, will I be able to ask questions and have these questions answered during the annual general meeting?

Shareholders who choose to attend the annual general meeting virtually may submit questions for the annual general meeting after logging in. If such shareholders wish to submit a question, they shareholders are required to register in advance of the AGM, by emailing to ir@etoilesfin.com.

Appropriate questions related to the business of the annual general meeting (the proposals being voted on) will be answered during the annual general meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the annual general meeting, related to rules of conduct and other materials for the annual general meeting will be available at https://ir.etoilesgroup.com.

What happens if there are technical difficulties during the annual general meeting?

If you encounter any difficulties accessing the annual general meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the annual general meeting through its conclusion. Additional information regarding matters addressing technical and logistical issues, including technical support during the annual general meeting, will be available on the meeting website.

Who may vote?

Only holders of record of our Class A ordinary shares or Class B ordinary shares at the close of business on [   ], 2026 will be entitled to vote at the annual general meeting. On this record date, there were [   ] Class A ordinary shares and [   ] Class B ordinary shares outstanding and entitled to vote.

If on [   ], 2026 your ordinary shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a shareholder of record.

If on [   ], 2026 your ordinary shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of 2026 Annual General Meeting of Shareholders is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual general meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual general meeting. However, since you are not the shareholder of record, you may not vote your shares at the annual general meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual general meeting to vote your shares. Shares represented by valid proxies, received in time for the annual general meeting and not revoked prior to the annual general meeting, will be voted at the annual general meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

How many votes do I have?

Each Class A ordinary share that you own entitles you to one vote or Class B ordinary share that you own entitles you to ten (10) votes.

How do I vote?

Whether you plan to attend the annual general meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual general meeting.

If your shares are registered directly in your name through our transfer agent, VStock Transfer, LLC, or you have share certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the proxy card to vote over the Internet or by telephone.

●	By mail. You can also vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [   ], 2026.

If your shares are registered directly in your name through our transfer agent, VStock Transfer, LLC, the instructions to vote during the annual general meeting are to follow the link under the “Resources” button present on your device during the annual general meeting; the Control Number on your VStock voting document is required to vote.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual general meeting, you should contact your broker or agent to obtain a “legal proxy,” and send that document as well as a completed voting document indicating your vote to “vote@vstocktransfer.com” prior to the Meeting in order to vote.

What proposals will be voted on at the annual general meeting?

At the annual general meeting, shareholders will be asked to vote:

1.	To approve the domestication proposal;

2.	To approve the new charter proposal;

3.	To elect the following four director nominees named in this proxy statement/prospectus to serve as directors for three-year terms expiring at the annual general meeting in 2029 and until their successors are duly elected and qualified: Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG (the “election of directors proposal”);

4.	To ratify the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “appointment of independent registered public accounting firm proposal”);

5.	To approve the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual general meeting, the domestication proposal and the new charter proposal would not be duly approved and adopted by our shareholders (the “adjournment proposal”); and

6.	To transact such other business that is properly presented at the annual general meeting and any adjournments or postponements thereof.

How does the Board recommend that I vote on the proposals?

The Board unanimously recommends that you vote as follows:

●	“FOR” the approval of the domestication proposal;

●	“FOR” the approval of the new charter proposal;

●	“FOR” the election of each of the nominees for director;

●	“FOR” the ratification of the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

●	“FOR” the adjournment proposal.

If any other matter is presented at the annual general meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement/prospectus was first made available, we knew of no matters that needed to be acted on at the annual general meeting, other than those discussed in this proxy statement/prospectus.

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before the annual general meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying Etoiles Capital Group Co., Ltd’s chief financial officer in writing before the annual general meeting that you have revoked your proxy; or

●	by attending the annual general meeting and voting at the meeting. Attending the annual general meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual general meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I receive more than one proxy card?

You may receive more than one proxy card if you hold our Class A ordinary shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have share certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of independent registered public accounting firm proposal without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual general meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the domestication proposal, new charter proposal, the election of directors proposal and the adjournment proposal.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Domestication Proposal	A special resolution, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy, entitled to vote thereon, and who vote at the annual general meeting is required to approve the domestication proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the domestication proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the domestication proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

Proposal 2: New Charter Proposal	A special resolution, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy, entitled to vote thereon, and who vote at the annual general meeting is required to approve the new charter proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the new charter proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the new charter proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

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Proposal 3: Election of Directors	An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting, is required for the election of each director. If the number of shares voted “FOR” a director nominee exceeds the number of votes cast “AGAINST,” the nominee will be elected as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

Proposal 4: Appointment of Independent Registered Public Accounting Firm Proposal	An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting for this proposal is required to ratify the selection of our independent registered public accounting firm. If the number of shares voted “FOR” the ratification of the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm exceeds the number of votes cast “AGAINST,” the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm will be ratified. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Accordingly, there will be no broker non-votes with respect to this proposal. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for 2026, our Audit Committee of the Board (the “Audit Committee”) will reconsider its selection.

Proposal 5: Adjournment Proposal	An ordinary resolution, being the affirmative vote of the holders of a majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote at the annual general meeting and who vote at the annual general meeting. The adjournment proposal is not conditioned upon any other proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the adjournment proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the adjournment proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

Where can I find the voting results of the annual general meeting?

The preliminary voting results will be announced at the annual general meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 6-K within four business days of the annual general meeting. If final results are unavailable at the time we file the Form 6-K, then we will file an amended report on Form 6-K to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What constitutes a quorum for the annual general meeting?

The presence, in person or by proxy, of one or more shareholders holding shares that represent not less than one-third of the outstanding ordinary shares carrying the right to vote at the annual general meeting is necessary to constitute a quorum at the annual general meeting. Votes of shareholders of record who are present at the annual general meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to offer two options for our 2026 annual general meeting: (1) viewing a live Webcast at https://meeting.vstocktransfer.com/ETOILES[MONTH]26 or (2) attending in person. The annual general meeting will be held at 9:00 a.m., Eastern Time ([ ], 2026, at 9:00 p.m., local time) on [ ], 2026 at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Etoiles Capital’s shareholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our corporate secretary at: Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong or contact by telephone number at +852 2398-8699. If you want to receive your own set of our proxy materials in the future or, if you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Future Company Shareholder Communications

Most shareholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your proxy card; or

●	following the instructions provided when you vote over the Internet.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the annual general meeting, including the domestication, you should read this entire document carefully. This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

The Company

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 13, 2024, as a holding company. We conduct our operation through our indirect wholly-owned Hong Kong Operating Subsidiary, Etoiles Consultancy. Etoiles Financial, our other Hong Kong subsidiary, has no material operations of its own and is mainly used to handle administrative expenses. We operate in a single segment that represents the Company’s core business as an integrated investor relation service provider in Hong Kong.

Our integrated investor relation services mainly comprise one of more of the following components:

(i)	Management of public relation: in assisting our clients to promote their corporate image, our Hong Kong Operating Subsidiary will assist in preparing promotional plan, preparing corporate presentation materials, designing investor relation websites, preparing advertising plans and publicity materials, providing support in roadshows and press conferences, coordinating ceremonies and interviews and assisting in crisis management;

(ii)	Management of investor relation: in assisting our clients to manage relation with their investors, our Hong Kong Operating Subsidiary will assist in drafting investor relation media documents and coordinating shareholders meetings and press conferences and assist in identifying and approaching shareholders;

(iii)	Tailored due diligence exercise: our Hong Kong Operating Subsidiary assists our clients in conducting due diligence on specific investment or acquisition targets worldwide, including reviewing statutory records, conducting site visits and preparing due diligence report; and

(iv)	Other value-added services such as website design enhancement and promotional video production.

Etoiles Consultancy and Etoiles Financial were founded in 2013 and 2023, respectively. Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our Hong Kong Operating Subsidiary primarily targets companies that intend to seek a listing or are listed on the stock exchanges in Hong Kong or U.S.. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry.

We, through our Hong Kong Operating Subsidiary, have achieved significant growth in our business. For each of the fiscal years ended December 31, 2025, 2024 and 2023, our total revenue was approximately US$3.2 million, US$2.5 million and US$0.1 million, respectively. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023, 22 for the fiscal year ended December 31, 2024 and 18 for the fiscal year ended December 31, 2025.

Hong Kong is one of the most active international financial centers in the world. Hong Kong remains a cornerstone of the global integrated investor relation industry, supported by its position as a leading international financial center. The continuous growth and internationalization of Hong Kong’s capital markets have been key drivers of the integrated investor relation industry. Driven by (i) the expansion of the capital markets of Hong Kong, (ii) increasing demand for financial public relation services to enhance brand and corporate image; and (iii) digitalization of global business, increasing use of social media and artificial intelligence, it is expected that the financial public relations market in Hong Kong will continue to grow.

The principal executive office of Etoiles Capital is located at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong, and Etoiles Capital’s telephone number is +852 2398-8699. Additional information about Etoiles Capital and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference.”

Proposals to be put to the Annual Meeting

The following is a summary of the proposals to be put to the annual general meeting.

The Domestication Proposal

Etoiles Capital is asking its shareholders to approve the domestication proposal. The Board has unanimously approved a change of Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to the State of Nevada by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Nevada. To effect the domestication, upon approval of the domestication proposal and the new charter proposal, Etoiles Capital will file an application of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents and fees, and will file the Proposed Charter and a Certificate of Corporate Domestication with the Secretary of State of the State of Nevada, pursuant to which Etoiles Capital will be domesticated and continue as a Nevada corporation.

As of [   ], 2026, there are [   ] ordinary shares outstanding, comprised of [   ] Class A ordinary shares and [   ] Class B ordinary shares. At the effective time of the domestication, by virtue of the domestication and without any further action on the part of any holder thereof, each Class A ordinary share issued and outstanding immediately prior to the effective time of the domestication will be automatically converted into one (1) share of Common Stock,.

The domestication proposal together with the new charter proposal, if approved, will approve a change of Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to the State of Nevada. Accordingly, while Etoiles Capital is currently governed by the Cayman Islands Companies Act, upon domestication, Etoiles Capital Nevada will be governed by the NRS. Accordingly, we urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.” Additionally, we note that in connection with the domestication proposal, Etoiles Capital is requesting its shareholders to approve the new charter proposal (discussed below) (with the approval of the domestication proposal being conditioned upon the new charter proposal also being approved).

We urge shareholders to carefully consult the Proposed Organizational Documents of Etoiles Capital Nevada, attached hereto as Annexes B and C. For additional information, see “Proposal No.1 The Domestication Proposal” section of this proxy statement/prospectus.

The New Charter Proposal

Etoiles Capital is asking its shareholders to approve the new charter proposal, in connection with and conditioned on the domestication proposal. If the domestication proposal is approved and the new charter proposal is approved, Etoiles Capital will domesticate to the State of Nevada and in connection therewith alter its Existing Organizational Documents under the Cayman Islands Companies Act by replacing in full with the Proposed Organizational Documents of Etoiles Capital Nevada, in each case, under the NRS.

The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents, and we urge shareholders to carefully consult the full text of the Proposed Charter and the addendum to the Proposed Charter of Etoiles Capital Nevada, attached hereto as Annex B1 and Annex B2, respectively. Approvals of both the domestication proposal and the new charter proposal are required to effect the domestication, and the approval of the new charter proposal is conditioned upon the domestication proposal also being approved. If the domestication is not effected, then there will be no changes to the Existing Organizational Documents.

The Election of Directors Proposal

Etoiles Capital’s shareholders are asked to elect the following four director nominees named in this proxy statement/prospectus to serve as directors for three-year terms expiring at the annual meeting in 2029 and until their successors are duly elected and qualified: Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG. For additional information, see “Election of Directors” section of this proxy statement/prospectus.

The Appointment of Independent Registered Public Accounting Firm Proposal

Etoiles Capital’s shareholders are also asked to approve, by ordinary resolution, a proposal to ratify the appointment of Ernst and Young as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026. For additional information, see “Proposal No. 5 Ratification of Selection of Independent Registered Public Accounting Firm” section of this proxy statement/prospectus.

The Adjournment Proposal

If based on the tabulated vote, there are not sufficient votes at the time of the annual general meeting to approve the preceding proposals, the Board may submit a proposal to adjourn the annual general meeting to a later date or dates, if necessary, to permit further solicitation of proxies. For additional information, see “Proposal No. 6 The Adjournment Proposal” section of this proxy statement/prospectus.

Date, Time and Place of Annual Meeting of Etoiles Capital’s Shareholders

The annual general meeting will be held on [ ], 2026 at 9:00 a.m., Eastern Time ([ ], 2026, at 9:00 p.m., local time), physically at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong and virtually via live webcast at https://meeting.vstocktransfer.com/ETOILES[MONTH]26 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the annual general meeting if they owned ordinary shares at the close of business on [ ], 2026, which is the record date for the annual general meeting. Shareholders will have one vote for each Class A ordinary share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Quorum and Vote of Etoiles Capital Shareholders

A quorum of Etoiles Capital shareholders is necessary to hold a valid meeting. A quorum will be present at the annual general meeting if one or more shareholders holding shares that represent not less than one-third of the outstanding ordinary shares carrying the right to vote are present in person or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the annual general meeting. As of the record date for the annual general meeting, [ ] ordinary shares would be required to achieve a quorum.

The proposals presented at the annual general meeting require the following votes:

●	Domestication proposal: The approval of the domestication proposal requires a special resolution under the Cayman Islands Companies Act and the Existing Organizational Documents, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon, who vote at the annual general meeting.

●	New charter proposal: The approval of the new charter proposal requires a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon, who vote at the annual general meeting.

●	Election of Directors: Election of each Director requires an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote for each director by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting.

●	Appointment of independent registered public accounting firm proposal: The approval of the appointment of independent registered public accounting firm proposal requires an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote for the proposal by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting.

●	Adjournment proposal: The approval of the adjournment proposal requires an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote for the proposal by the holders of a majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the annual general meeting.

Appraisal Rights

Etoiles Capital shareholders do not have appraisal rights in connection with the domestication under the Companies Act (As Revised) of the Cayman Islands in connection with the continuation of the Company out of the Cayman Islands and its deregistration as a Cayman Islands exempted company, or under the NRS in connection with the domestication.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the annual general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Important Information About the Annual Meeting, Voting and the Domestication Proposal—May I change or revoke my proxy?”

Recommendation to Shareholders

Each of (i) the full Board of Etoiles Capital and (ii) the directors of the Board who do not own Class B ordinary shares believe that the domestication proposal and the other proposals to be presented at the annual general meeting are in the best interest of the Company and unanimously recommend that its shareholders vote “FOR” the approval of the domestication proposal, “FOR” the approval of the new charter proposals, “FOR” the election of each director nominee, “FOR” the appointment of independent registered public accounting firm proposal and “FOR” the adjournment proposal, in each case, if presented to the annual general meeting.

Material U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of the domestication, please see “Material U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

The Domestication

We do not believe there will be a material accounting effect or change in the carrying amount of the consolidated assets and liabilities of Etoiles Capital as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Etoiles Capital Nevada immediately following the domestication will be the same as those of Etoiles Capital immediately prior to the domestication.

Comparison of Corporate Governance and Shareholder Rights

The domestication will change Etoiles Capital’s jurisdiction of incorporation from the Cayman Islands to Nevada and, as a result, Etoiles Capital’s Existing Organizational Documents will be altered and replaced in full with the Proposed Organizational Documents, and Etoiles Capital Nevada will be governed by the NRS rather than Cayman Islands Companies Act. There are differences between Cayman Islands corporate law, which currently governs Etoiles Capital, and Nevada corporate law, which will govern Etoiles Capital Nevada following the effectiveness of the domestication. Additionally, there are differences between the Proposed Organization Documents of Etoiles Capital Nevada and the Existing Organizational Documents of Etoiles Capital. For a summary of the material differences among the rights of holders of common stock and holders of ordinary shares, see “Comparison of Corporate Governance and Shareholder Rights.”

Regulatory Matters

The domestication is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the Cayman Islands and the State of Nevada necessary to effectuate the domestication.

Risk Factors

In evaluating the proposals to be presented at the annual general meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified.

Transfers of Cash To and From Our Subsidiaries

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. Our Hong Kong Operating Subsidiary is our only operating subsidiary located in Hong Kong. Etoiles Financial, our other Hong Kong subsidiary, has no operation on its own, while Zynergy BVI is an intermediate holding company with no operations. During the years ended December 31, 2025 and 2024 and up to the date of this prospectus, no transfers, dividends or distributions have been made by Etoiles Cayman, Zynergy BVI, Etoiles Consultancy and Etoiles Financial. Cash may be transferred through our organization in the following manner: (i) funds are transferred to our Hong Kong Operating Subsidiary and Etoiles Financial, from Etoiles Cayman through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our Hong Kong Operating Subsidiary or Etoiles Financial to Etoiles Cayman through our BVI subsidiary. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares and Class B Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Further, cash may be transmitted from our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI and between our Hong Kong Operating Subsidiary and Etoiles Financial. For more details, see section captioned “Certain Relationships And Related Person Transactions” in this prospectus.

We are not prohibited under the laws of the Cayman Islands to provide funding to our Hong Kong Operating Subsidiary and Etoiles Financial through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands.    Subject to Cayman law, the Companies Act and our Amended Memorandum and Articles, our board of directors may from time to time declare dividends in any currency to be paid to our members. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Hong Kong.    Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiary and Etoiles Financial through our intermediate holding company. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred.

For more information, see “Consolidated Statements of Changes in Shareholders’ Equity” in the audited financial statements for the years ended December 31, 2025, 2024 and 2023 contained in our Annual Report on Form 20-F.

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Etoiles Consultancy is our Hong Kong Operating Subsidiary in Hong Kong, while Etoiles Financial has no operation on its own. According to the legal opinion issued by our Hong Kong counsel, David Fong & Co., Solicitors, we, including Etoiles Consultancy and Etoiles Financial, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation and business license, and that we, including Etoiles Consultancy and Etoiles Financial are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of Etoiles Cayman to foreign investors. Further, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Etoiles Consultancy and Etoiles Financial, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from Mainland China Authorities

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. However, there are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. The management understands that as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of our Hong Kong Operating Subsidiary are enterprises, (iii) we do not possess a large amount of personal information in our business operations, (iv) we are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations is in the process of being formulated and the interpretation and application of these regulations remain unclear. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this Offering.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles by providing substantially requirements for filings of overseas offering and listing by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Based on the understanding of the relevant PRC laws and regulations of our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, our offering will not be identified as an indirect overseas issuance. The Trial Measures provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

In light of the foregoing and based on the opinion of our PRC Counsel, we believe that the listing of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”) does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures because the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China for the years ended December 31, 2024 and 2023, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously.

Based on our management’s internal assessment and on the opinion of our PRC counsel, the Company and its subsidiaries currently have no operations in the mainland China, our management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Etoiles Financial and Etoiles Consultancy are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

If we or our Hong Kong Operating Subsidiary or Etoiles Financial (i) inadvertently conclude that such relevant permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change, including the expansion of the categories of industries and companies whose foreign securities offerings are subject to review and require us to obtain such permissions or approvals in the future by the CSRC or the CAC, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Further, the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for offering purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities with shares of the offshore special purchase vehicles to obtain the approval of the CSRC prior to the offering and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on the opinion of our PRC Counsel, the Management understands that we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Class A Ordinary Shares because (i) our Hong Kong Operating Subsidiary and Etoiles Financial were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) our Hong Kong Operating Subsidiary and Etoiles Financial are non-mainland China entities, and they have not been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as us.

Emerging Growth Company

Etoiles Capital is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Etoiles Capital has elected to take advantage of the benefits of this extended transition period. This may make comparison of Etoiles Capital’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Etoiles Capital will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the first sale of its securities pursuant to a registration statement that has been declared effective, (b) in which it has total annual gross revenue of at least US$1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which it is deemed to be a large accelerated filer, which means the market value of its Class A ordinary shares that are held by non-affiliates exceeds US$700 million as of the prior June 30th, and (2) the date on which it has issued more than US$1.00 billion in non-convertible debt during the prior three-year period.

TICKER SYMBOL AND DIVIDEND INFORMATION

Etoiles Capital Ordinary Shares

Etoiles Capital’s Class A ordinary shares are currently listed on Nasdaq under the symbol “EFTY “. Etoiles Capital Nevada’s Common Stock will continue to trade under the same symbol following the domestication. There is no public market for our Class B ordinary shares.

Holders

As of [   ], 2026, there were [   ] holders of record of our Class A ordinary shares and [ ] holders of record of our Class B ordinary shares.

Dividend Policy

No cash dividends have ever been declared or paid on the common equity to date by the Company.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included and incorporated by reference in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, results of operations or financial condition of Etoiles Capital Nevada and could adversely affect the trading price of its common stock.

Your rights as a shareholder will change as a result of the domestication.

Currently, your rights as a shareholder of Etoiles Capital arise under the laws of the Cayman Islands, as well as the Existing Organizational Documents. At the effective time of the domestication, your rights as a shareholder of Etoiles Capital Nevada will arise under Nevada law, as well as the Proposed Organizational Documents. The Proposed Organizational Documents and Nevada law contain provisions that differ in certain material respects from those in our Existing Organizational Documents and Cayman Islands law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the domestication and how they may differ from your current rights, please see the section entitled “Comparison of Corporate Governance and Shareholder Rights.” We also urge shareholders to carefully consult the information set forth in the Existing Organizational Documents of Etoiles Capital, attached hereto as Annex A, and the Proposed Organizational Documents of Etoiles Capital Nevada, attached hereto as Annexes B and C.

We intend to domesticate to the U.S. and such domestication may result in disruptions to our business or otherwise materially harm our results of operations or financial condition.

We are incorporated in the Cayman Islands, while our principal offices, management and board members are located in Hong Kong. If the domestication proposal and new charter proposal are approved, we will begin proceedings in the Cayman Islands to domesticate to the State of Nevada in the United States, while maintaining our Nasdaq listing. Such domestication may require a significant amount of time, cost and focus from management and other employees, which may divert attention from our research and clinical activities. If any domestication activities we undertake in the future fail to achieve some or all of the expected benefits therefrom, our business, results of operations and financial condition could be materially and adversely affected. In addition, the domestication of the company is subject to all corporate approvals, including an approval of our shareholders pursuant to this proxy statement/prospectus, and such domestication may result in certain shareholders recognizing taxable income in the jurisdiction in which such shareholders are tax residents or in, in certain cases, in which their members or partners are resident. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of the company after the domestication. If the plan to domesticate the company is adopted and executed, we do not intend to make any cash distributions to shareholders to pay such taxes.

Anti-takeover provisions in our Proposed Organizational Documents and under Nevada law could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management.

Both the Existing Organizational Documents and Proposed Organizational Documents contain anti-takeover provisions that may have the effect of delaying or preventing a change in control or changes in our management. The Proposed Organizational Documents, which will be effective at the effective time of the domestication, include the following anti-takeover provisions:

●	rules regarding how shareholders may present proposals to nominate directors for election at shareholder meetings; and

●	the ability of our directors, and not shareholders, to fill vacancies on the Board.

For a comparison of how these provisions may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights.”

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of Etoiles Capital Nevada’s board of directors, which is responsible for appointing the members of our management, and may discourage, delay or prevent a transaction involving a change in control of Etoiles Capital Nevada that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if shareholders view them as discouraging future takeover attempts.

The exclusive forum provision in the Proposed Bylaws could limit the ability of our stockholders to obtain a judicial forum they find favorable for disputes with us or our directors, officers or employees, may increase the costs of bringing a claim, and may discourage such claims.

Article X of the Proposed Bylaws provides that, unless Etoiles Capital Nevada consents in writing to the selection of an alternative forum, a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Etoiles Capital Nevada, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Etoiles Capital Nevada to Etoiles Capital Nevada or its stockholders, (iii) any action asserting a claim against Etoiles Capital Nevada or any of its directors, officers or other employees arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS, the Proposed Charter or the Proposed Bylaws, and (iv) any action asserting a claim against Etoiles Capital Nevada or any of its directors, officers or other employees governed by the internal affairs doctrine. Article X also provides that, unless Etoiles Capital Nevada consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act. Article X does not apply to claims arising under the Exchange Act, including any direct action to enforce rights or duties created by the Exchange Act, or to any other claim for which the federal courts have exclusive jurisdiction. For a description of the material terms of Article  X, see “Anti-Takeover Effects of Provisions of the Proposed Charter and the Proposed Bylaws—Exclusive Forum.”

These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with Etoiles Capital Nevada or its directors, officers or other employees, and may discourage lawsuits against Etoiles Capital Nevada and its directors, officers and other employees even though an action, if successful, might benefit our stockholders. Because our principal offices, management and some of the board members  are located in Hong Kong and our stockholders may reside outside of Nevada, requiring that covered claims be brought in Nevada may impose additional litigation costs on stockholders, including travel, local counsel and other expenses, in pursuing any such claim. A Nevada court may also reach different judgments or results than would other courts, including courts in the jurisdiction where a stockholder is located or would otherwise choose to bring the action, and those judgments may be more or less favorable to Etoiles Capital Nevada than to our stockholders.

In addition, there is uncertainty as to whether a court would enforce the exclusive forum provision. A court could find that the provision is inapplicable to a particular claim or action, or is unenforceable in whole or in part, including on the grounds that enforcement would be unreasonable or unjust, would contravene a strong public policy of the forum in which the suit is brought, or would deprive the plaintiff of its day in court. With respect to the federal forum provision for Securities Act claims, a court could decline to enforce that provision in light of the concurrent jurisdiction that Section 22 of the Securities Act confers on federal and state courts over claims brought to enforce any duty or liability created by the Securities Act.  If a court were to find the exclusive forum provision inapplicable or unenforceable, Etoiles Capital Nevada may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect its business, results of operations and financial condition.

Notwithstanding the exclusive forum provision, investors cannot waive, and will not be deemed to have waived, compliance with the federal securities laws and the rules and regulations thereunder.

We may be a passive foreign investment company, which could result in adverse United States federal income tax consequences to U.S. investors.

If Etoiles Capital is a PFIC or has been a PFIC during the holding period of a U.S. Holder of Etoiles Capital Class A ordinary shares, such U.S. Holder of Class A ordinary shares may be subject to certain adverse U.S. federal income tax consequences as a result of the domestication. There is no assurance that Etoiles Capital is not currently or has not been a PFIC during the holding period of a U.S. Holder of Class A ordinary shares. If Etoiles Capital has been a PFIC for any taxable year during the holding period of a U.S. Holder of Class A ordinary shares (and a U.S. Holder of Class A ordinary shares has not made certain elections with respect to its Class A ordinary shares), such U.S. Holder of Class A ordinary shares may recognize gain (but not loss if the domestication qualifies as a Reorganization) upon the exchange of Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock pursuant to the domestication.

Whether Etoiles Capital is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Based upon our current income and assets, we do not expect to be a PFIC for the current taxable year. However, there can be no assurance that Etoiles Capital will not be treated as a PFIC in the current taxable year or any other taxable year. Moreover, the application of the PFIC rules are subject to uncertainty in several respects, and there can be no assurance that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this proxy statement/prospectus captioned “Material U.S. Federal Income Tax Considerations—U.S. Holders—PFIC Considerations.”

We expect to incur transaction costs in connection with the completion of the domestication and related transactions, some of which will be incurred whether or not the domestication is completed.

We expect to incur significant transaction costs in connection with the domestication and related transactions. Our Board may decide to defer or abandon the domestication at any time prior to the completion of the domestication. The substantial majority of these costs will be incurred regardless of whether the domestication is completed and prior to your vote to adopt the domestication resolution at the annual general meeting.

Even if the domestication qualifies as a Reorganization, a U.S. Holder may still recognize gain with respect to their Class A ordinary shares as a result of the domestication and may cause non-U.S. Holders to become subject to U.S. federal income withholding tax after the domestication.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Considerations,” including the application of the PFIC rules and Section 367(b) of the Code, the domestication is intended to qualify as a Reorganization and, if so treated, a U.S. Holder (as defined below) generally would not recognize gain or loss on the deemed exchange of Etoiles Capital Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock pursuant to the domestication. If the domestication qualifies as a Reorganization, a U.S. Holder of Class A ordinary shares may still recognize gain (but not loss) or be required to include the “all earnings and profits amount” upon the exchange of its Class A ordinary shares for shares of Common Stock pursuant to the domestication under Section 367(b) of the Code. See the discussion under “Material U.S. Federal Income Tax Considerations—U.S. Holders—Effects of Section 367 to U.S. Holders” for further details.

Furthermore, under the PFIC rules, even if the domestication qualifies as a Reorganization, a U.S. Holder of Etoiles Capital Class A ordinary shares may, in certain circumstances, still recognize gain (but not loss) upon the deemed exchange of its Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock under the proposed Treasury Regulations promulgated under Section 1291(f) of the Code. Under such rules, the gain would be equal to the excess, if any, of the fair market value of the shares of Common Stock deemed received in the domestication and the U.S. Holder’s adjusted tax basis in the corresponding Class A ordinary shares deemed surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply, absent certain elections. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the domestication, see the discussion in the section titled “Material U.S. Federal Income Tax Considerations—U.S. Holders—PFIC Considerations.”

Additionally, the domestication may cause non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations” herein) to become subject to U.S. federal income withholding taxes on any dividends in respect of such non-U.S. Holder’s Etoiles Capital Nevada Common Stock subsequent to the domestication. Etoiles Capital does not expect to make any dividend distributions to its shareholders in the near future.

YOU SHOULD CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

PROPOSAL NO. 1

THE DOMESTICATION PROPOSAL

Overview

As discussed in this proxy statement/prospectus, we are asking our shareholders to approve the domestication proposal. Each of (i) the full Board of Etoiles Capital and (ii) the directors of the Board who do not own Class B ordinary shares unanimously approved and recommended that shareholders approve a change of our jurisdiction of incorporation from the Cayman Islands to the State of Nevada by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Nevada. To effect the domestication, upon approval of the domestication proposal and the new charter proposal, we will file an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents and fees, and file the Proposed Charter and a Certificate of Corporate Domestication with the Secretary of State of the State of Nevada, under which we will be domesticated and continue as a Nevada corporation. At the effective time of the domestication, by virtue of the domestication and without any further action on the part of any holder thereof, each Class A ordinary share issued and outstanding immediately prior to the effective time of the domestication will be automatically converted into one (1) share of common stock.

The domestication proposal together with the new charter proposal, if approved, will approve a change of our jurisdiction of incorporation from the Cayman Islands to the State of Nevada. Accordingly, while we are currently governed by the Cayman Islands Companies Act, upon effectiveness of the domestication, Etoiles Capital Nevada will be governed by the NRS. We urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.” Additionally, in connection with the domestication proposal, we are asking Etoiles Capital’s shareholders to approve the new charter proposal (with the approval of the domestication proposal being conditioned upon the new charter proposal also being approved). We urge shareholders to carefully consult the information provided in the Existing Organizational Documents, attached hereto as Annex A, and the Proposed Organizational Documents of Etoiles Capital Nevada, forms of which are attached hereto as Annexes B and C.

Reasons for the Domestication

Our Board believes that there are significant advantages to Etoiles Capital Nevada that will arise as a result of a change of domicile to Nevada. Further, our Board believes that any direct benefit that Nevada law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. Our Board believes that there are several reasons why a domestication from the Cayman Islands to Nevada is in the best interests of us and our shareholders.

As explained in more detail below, our reasons for the domestication can be summarized as follows:

Increased Benefits for Our Shareholders. The domestication is expected to result in benefits for our shareholders, including (i) simplified shareholder tax reporting and tax efficiency, (ii) enhanced shareholder ownership because some institutional investors are subject to constraints on owning stock of companies not incorporated in the United States, (iii) potential for increased common stock liquidity due in part to the potentially enhanced shareholder ownership described above and (iv) that becoming a Nevada corporation is expected to result in us being subject to a body of law that is likely more familiar to our shareholders and potential investors.

Increased Ability to Attract and Retain Qualified Directors. Domestication from the Cayman Islands to Nevada is attractive to directors, officers, and shareholders alike. Etoiles Capital Nevada’s incorporation in Nevada may make Etoiles Capital Nevada more attractive to future candidates for our Board. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Nevada laws—especially those relating to director personal liability and indemnification (as discussed below)—draw such qualified candidates to Nevada corporations. Our Board therefore believes that providing the benefits afforded directors by Nevada law will enable Etoiles Capital Nevada to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. We believe that, in general, Nevada law is more developed and provides more guidance than Cayman Islands law on matters regarding limitation of director liability. As a result, we believe that the corporate environment afforded by Nevada will enable Etoiles Capital Nevada to compete more effectively with other public companies in attracting and retaining new directors.

Anticipated Accounting Treatment of the Domestication

We do not believe that there will be a material accounting effect or change in the carrying amount of the consolidated assets and liabilities of Etoiles Capital as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Etoiles Capital Nevada immediately following the domestication will be the same as those of ours immediately prior to the domestication.

Vote Required for Approval

A special resolution, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy, entitled to vote thereon, and who vote at the annual general meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the domestication proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the domestication proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

The domestication proposal is conditioned on the approval and adoption of the new charter proposal.

Full Text of the Resolution

“RESOLVED, as a Special Resolution that pursuant to the power contained in Article 30 of the Company’s second amended and restated memorandum and articles of association, the domestication of Etoiles Capital Group Co., Ltd, being the registration by way of domestication and continuation as a body corporate under the laws of the State of Nevada and deregistration in the Cayman Islands, be approved, and Etoiles Capital Group Co., Ltd be authorized to file the Proposed Charter and a Certificate of Corporate Domestication with the Secretary of State of the State of Nevada to domesticate and continue as a corporation in the State of Nevada, pursuant to Sections 206 and 207 of the Companies Act (As Revised) of the Cayman Islands and section 92A.270 of the Nevada Revised Statutes.”

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

PROPOSAL NO. 2

NEW CHARTER PROPOSAL

Overview

If the domestication proposal and the new charter proposal are approved, Etoiles Capital will domesticate to the State of Nevada and in connection therewith alter its Existing Organizational Documents under the Cayman Islands Companies Act by replacing them in full with the Proposed Charter and Proposed Bylaws of Etoiles Capital Nevada, in each case, under the NRS. The domestication proposal is conditioned on the approval and adoption of the Proposed Charter being requested pursuant to this new charter proposal. The Proposed Charter and the Proposed Organizational Documents do not alter the Nevada statutory requirements for amendment of charter documents. We urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.”

Vote Required for Approval

A special resolution, being the affirmative vote of the holders of at least two-thirds of the votes cast by the Class A ordinary shares, represented in person or by proxy, entitled to vote thereon, and who vote at the annual general meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the new charter proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the new charter proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes, if any, will not count as a vote cast at the annual general meeting and will have no effect on the results of this vote, other than counting towards the quorum of the meeting.

The new charter proposal is conditioned on the approval and adoption of the domestication proposal.

Full Text of the Resolution

“RESOLVED, as a special resolution, that the proposed alterations to the existing second amended and restated memorandum and articles of association of Etoiles Capital Group Co., Ltd (the “Articles”) be and are hereby approved and the Articles be replaced in their entirety with, and the shareholders hereby approve and adopt, the articles of incorporation and the addendum to the articles of incorporation of Etoiles Capital Group Co., Ltd, a copy of which is attached to the proxy statement/prospectus as Annex B1 and Annex B2, respectively, effective at the effective time of the domestication.”

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NEW CHARTER PROPOSAL.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

The Board has voted to nominate each of Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG for election at the annual general meeting for a term of three years to serve until the 2029 annual general meeting of shareholders, and until their respective successors are elected and qualified. If each of the directors is elected and the domestication proposal is approved, the members of the Board of Etoiles Capital Nevada will remain the same following the domestication. For additional information on the director nominees, see “Management and Corporate Governance—Director Nominees.”

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of each of Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required for Approval

An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting, is required for the election of each director.

Full Text of the Resolution

The full text of the resolutions to be proposed is as follows:

“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares, that Kit Shing, CHEUNG be appointed to serve as a director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2029.”

“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares, that Wesley CHU be appointed to serve as a director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2029.”

“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares, that Yeung Tak, CHEN be appointed to serve as a director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2029.”

“RESOLVED, as an ordinary resolution of the holders of the Company’s Class A ordinary shares, that Nancy YANG be appointed to serve as a director on the Board for a three-year term that will expire at the annual general meeting of shareholders in 2029.”

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF KIT SHING, CHEUNG, WESLEY CHU, YEUNG TAK, CHEN AND NANCY YANG. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed SRCO, C.P.A., Professional Corporation, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026. SRCO, C.P.A., Professional Corporation has served as our independent registered public accounting firm since 2024. The Board proposes that the shareholders ratify this appointment. SRCO, C.P.A., Professional Corporation audited our financial statements for the fiscal year ended December 31, 2025 and 2024. We do not expect that representatives of SRCO, C.P.A., Professional Corporation will be present at the annual general meeting.

In deciding to appoint SRCO, C.P.A., Professional Corporation, the Audit Committee reviewed auditor independence issues and existing commercial relationships with SRCO, C.P.A., Professional Corporation and concluded that SRCO, C.P.A., Professional Corporation has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

The Audit Committee has adopted a policy for the pre-approval of all audits and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within two categories—audit or other no-audit services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these two categories. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members’ authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. All fees incurred subsequent to our initial public offering were pre-approved by the Audit Committee.

Summary of Fees

The following table summarizes the aggregate fees billed for professional services rendered by SRCO, C.P.A., Professional Corporation to us in 2025 and 2024. A description of these various fees and services follows the table (in thousands).

Name	2025 (US$)	2024 (US$)
Audit Fees(1)	155,000	280,000
Audit-Related Fees	-	-
Tax Fees(2)	-	-
All Other Fees(3)	-	-

(1)	Audit Fees: Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services pertaining to other regulatory filings such as our proxy statements and registration statements.

(2)	Tax Fees: This category consists of tax compliance, tax planning and tax advice.

(3)	All Other Fees: This category consists of fees for permitted services other than the services reported in audit fees and tax fees.

In the event that our shareholders do not ratify the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm, the Audit committee will reconsider its appointment.

Vote Required for Approval

An ordinary resolution, being a resolution passed by the holders of not less than a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting, is required to ratify the appointment of independent registered public accounting firm proposal.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the appointment of SRCO, C.P.A., Professional Corporation as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 be confirmed, ratified and approved in all respects.”

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SRCO, C.P.A., PROFESSIONAL CORPORATION AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 5

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Board to submit a proposal to approve, by ordinary resolution, the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the annual general meeting to approve the domestication proposal and the new charter proposal.

If the adjournment proposal is presented to the annual general meeting and is not approved by the shareholders, the Board may not be able to adjourn the annual general meeting to a later date in the event that based on the tabulated votes, there are not sufficient votes at the time of the annual general meeting to approve the domestication proposal and the new charter proposal.

Vote Required for Approval

The approval of the adjournment proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the votes cast by the Class A ordinary shares, represented in person or by proxy and entitled to vote thereon and who vote at the annual general meeting.

The adjournment proposal is not conditioned upon any other proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that the adjournment of the annual general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that it is determined by Etoiles Capital that more time is necessary or appropriate to approve one or more proposals at the Annual meeting be approved and adopted in all respects.”

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

One or more of the directors might be deemed to have potential interests in and arising from the domestication that are different from or in addition to the interests of Etoiles Capital and its public shareholders.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Etoiles Capital is an exempted company incorporated under the Cayman Islands Companies Act. The Cayman Islands Companies Act and the Existing Organizational Documents govern the rights of its shareholders. The Cayman Islands Companies Act differs in some material respects from laws generally applicable to Nevada corporations and their stockholders. In addition, the Existing Organizational Documents will differ in certain material respects from the Proposed Organizational Documents of Etoiles Capital Nevada. As a result, when you become a stockholder of Etoiles Capital Nevada, your rights will differ in some regards as compared to when you were a shareholder of Etoiles Capital before the domestication.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of Etoiles Capital and Etoiles Capital Nevada according to applicable law and/or the Existing Organizational Documents of Etoiles Capital and Proposed Organizational Documents Etoiles Capital Nevada. You also should review the Existing Organizational Documents of Etoiles Capital and the Proposed Organizational Documents of Etoiles Capital Nevada attached hereto as Annexes A, B and C to this proxy statement/prospectus, as well as the NRS and corporate laws of the Cayman Islands, including the Cayman Islands Companies Act, to understand how these laws apply to Etoiles Capital and Etoiles Capital Nevada.

	Etoiles Capital	Etoiles Capital Nevada
Stockholder/Shareholder Approval of Business Combinations	Mergers require a Special Resolution (as defined in the Cayman Islands Companies Act), and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent. All mergers (other than parent/subsidiary mergers) require shareholder approval - there is no exception for smaller mergers. Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder. A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.	Under the NRS, subject to certain exceptions, mergers generally require approval of the board of directors and the approval of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon of each constituent corporation. Under the NRS, in certain circumstances and subject to certain exceptions, mergers in which less than 20% of the acquiror’s common stock (as of immediately prior to the effective date of the merger) is issued, and where the acquiror is a constituent corporation surviving the merger, generally do not require acquirer stockholder approval. Under the NRS, subject to certain exceptions, mergers in which one corporation owns 90% or more of the outstanding shares of each class of stock of a second corporation may be completed without the approval of the second corporation’s board of directors or stockholders.

Stockholder/Shareholder Votes for Routine Matters	Under the Cayman Islands Companies Act and the Existing Organizational Documents, routine corporate matters may be approved by the board of directors, unless shareholder approval is required. Unless the Cayman Islands Companies Act or the Existing Organizational Documents expressly provide for a Special Resolution, decisions of the shareholders may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders who are entitled to vote and who vote at a general meeting, or by unanimous written resolution).	Under the NRS, matters other than the election of directors require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter (subject to certain exceptions under the NRS).

Election of Directors	Directors are appointed by an ordinary resolution (being a resolution passed by a simple majority of the shareholders who are entitled to vote and who vote). Directors may also be appointed by the Board, whether to fill a casual vacancy or as an addition to the existing Board.	Directors are elected by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors.

	Etoiles Capital	Etoiles Capital Nevada
Removal of Directors	Any or all of the directors may be removed by an Ordinary Resolution (being the affirmative vote of the holders of a simple majority of the votes cast by the Class A ordinary shares, represented in person or by proxy, entitled to vote at a general meeting and who vote at the general meeting, or by a written resolution of the requisite majority). No cause is required.	Under the NRS, directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Appraisal Rights	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.	Under the NRS, a holder of shares of any class or series of stock of a corporation that is listed on a national securities exchange or held of record by more than 2,000 holders and a market value of at least $20,000,000 generally does not have appraisal rights in connection with a merger, consolidation, conversion, transfer, domestication or continuance, subject to certain exceptions. Such holders do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a merger agreement (or by the terms of a resolution providing for conversion, transfer, domestication or continuance pursuant to the applicable provisions of the NRS) to accept for their shares anything except: (a) cash; or (b) shares or proprietary interest of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the cash, shares of stock, depository receipts, or cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above. Where appraisal rights are available, a stockholder who has neither voted in favor of such merger, consolidation, conversion, transfer, domestication or continuance, nor consented thereto in writing, who has properly demanded appraisal of their shares, and who otherwise complies with the requirements for perfecting and preserving their appraisal rights under Title 92A of the NRS may be entitled to receive payment in cash for the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of such merger, consolidation, conversion, transfer, domestication or continuance), together with interest (if any) to be paid on the amount determined to be fair value of such shares, as appraised by the Nevada District Court in an appraisal proceeding. Appraisal rights are also available under the NRS in certain other circumstances, including in certain parent-subsidiary mergers and in certain circumstances where the certificate of incorporation so provides.

	Etoiles Capital	Etoiles Capital Nevada
Inspection of Books and Records	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

NRS Section 78.105 provides that a stockholder or authorized representative of stockholders of record for at least six months holding at least 5% of the outstanding shares of a Nevada corporation may inspect the charter documents and stockholder ledger of the corporation upon five days’ written demand. The demand for inspection must include an affidavit stating that the inspection is not for any purpose other than the business of the corporation and that the person seeking the inspection has not directly or indirectly sold or offered to sale any list of the stockholders.

Also, the NRS provides that any stockholder or authorized representative of a group of stockholders holding at least 15% of the outstanding capital stock of a corporation has the right, upon written demand under oath (and otherwise satisfying the requirements of NRS Section 78.257), either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s books of account and financial records for a proper purpose during the usual hours for business. A person exercising the rights of inspection must furnish an affidavit to the corporation stating that the inspection is not desired for any purpose not related to such person’s interest as a stockholder.

	Etoiles Capital	Etoiles Capital Nevada
Stockholder/Shareholder Lawsuits	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances (e.g. where a company acts or proposes to act illegally or ultra vires (beyond the scope of its authority); the act complained of, although not ultra vires, could be effected if duly authorized by a special resolution that has not been obtained; and those who control the company are perpetrating a “fraud on the minority”).	A stockholder may bring a derivative suit or action asserting a claim of breach of fiduciary duty of any director or officer, subject to procedural requirements and other requirements of Nevada law. Pursuant to Article X of the Proposed Bylaws, a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada) will be the exclusive forum for certain stockholder litigation, including derivative actions, fiduciary duty claims and claims arising under Chapter 78 or Chapter 92A of the NRS or the Proposed Organizational Documents, and the federal district courts of the United States will be the exclusive forum for claims arising under the Securities Act. This provision does not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Anti-Takeover Effects of Provisions of the Proposed Charter and the Proposed Bylaws—Exclusive Forum” and “Risk Factors.”.

Fiduciary Duties of Directors

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Generally, the standards of conduct for directors are governed by Nevada statutes. NRS 78.138(3) generally codifies the “business judgement rule” and provides that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation. NRS 78.138(7) generally provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless (a) the presumption established by NRS 78.138(3) is rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of fiduciary duties as a director or officer; and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Nevada does not recognize the so called “entire fairness doctrine” and that the “business judgment rule” applies to all claims against officers and directors with no exception for Members of the board of directors or any committee designated by the board of directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence.

Indemnification of Directors and Officers	Etoiles Capital will indemnify its directors and officers, including its former directors and officers, except in respect of any matter arising out of their own dishonesty.	To the fullest extent permitted by applicable law, Etoiles Capital Nevada will provide indemnification of (and advancement of expenses to) its directors and officers (subject to certain exceptions, as more fully set forth in the Proposed Organizational Documents). See also “Anti-Takeover Effects of Provisions of the Proposed Charter and the Proposed Bylaws – Indemnification” below.

	Etoiles Capital	Etoiles Capital Nevada
Limited Liability of Directors	Liability of directors may be limited by the articles of association of a company, except with regard to their actual fraud or willful default.

To the fullest extent permitted by applicable law, no director or officer of Etoiles Capital Nevada will be personally liable to Etoiles Capital Nevada or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS, particularly NRS 78.138(7). See also, “Anti-Takeover Effects of Provisions of the Proposed Charter and the Proposed Bylaws – Indemnification” below.

Annual Meeting	Etoiles Capital is not obliged to hold an annual general meeting of shareholders in any year unless required to do so by the rules of the designated stock exchange on which its shares are listed.	The Proposed Bylaws provide that a meeting of stockholders for the election of directors and other business will be held annually.

Special Meeting	The Directors may call a general meeting at any time. In addition, one or more members holding at least 10% of the rights to vote at a general meeting may requisition the Directors to call an extraordinary general meeting, and if the Directors fail to call the meeting within 21 clear days of receipt of the requisition, the requisitionists may themselves call the meeting.	Special meetings of the stockholders may be called only by or at the direction of the chairman of the board of directors, the chief executive officer, the president, or at the direction of the Board pursuant to a written resolution adopted by a majority of the Board.

Stockholder Proposals (Other than Nomination of Persons for Election as Directors)	Shareholders seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver notice to the principal executive offices not less than 120 calendar days before the date of the proxy statement were released in connection with the previous year’s annual general meeting or, if Etoiles Capital did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of directors with such deadline being a reasonable time before Etoiles Capital begins to print and send its related proxy materials.	Nominations or other business to be properly brought before an annual meeting pursuant to the Proposed Bylaws by a stockholder require timely, advance notice in writing to the Secretary and, in the case of business other than nominations of directors, must be a proper matter for stockholder action.

To be timely, notice must be delivered not less than 90 days nor more than one hundred twenty 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than 30 days before or following, such anniversary date, notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting was first made.

	Etoiles Capital	Etoiles Capital Nevada
Anti-Takeover Provisions and Other Stockholder Protections:	The Cayman Islands Companies Act does contain a comparable provision to Nevada Combinations with Interested Stockholders or the Acquisition of Controlling Interest provisions of the Nevada Statutes.

The Combinations with Interested Stockholders provisions of the NRS (NRS 78.411 et. seq.), unless an election to opt out is made, prohibit a Nevada corporation from engaging in a “business combination” (as such term is defined in NRS 78.416) with an “interested stockholder” (as such term is defined in NRS 78.423) for a period of at least three years after such person or entity became an interested stockholder unless certain conditions are met. The Proposed Organizational Documents provide that Etoiles Capital Nevada elects to not be subject to Combinations with Interested Stockholder provisions.

The Acquisition of Controlling Interest provisions of the NRS (NRS 78.378 et. seq.), unless an election to opt out is made, restrict the voting of a “controlling interest” by an “acquiring person” as such term is defined in NRS 78.3783. A “controlling interest” is defined as acquisition of shares that allow the acquiring person to vote one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of the corporation, unless certain conditions are met. The Proposed Chater provides that Etoiles Capital Nevada elects to not be subject to the Acquisition of Controlling Interest provisions.

See also, “Anti-Takeover Effects of Nevada Law” below.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Corporate Governance

Composition of the Board

Etoiles Capital’s business and affairs are organized under the direction of the Board. Mr. Cheung serves as the Chairperson of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to Etoiles Capital’s management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of the Existing Organizational Documents, the Board may establish the authorized number of directors from time to time by resolution. The Board currently consists of four members with three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Etoiles Capital’s directors are Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG, and their terms will expire at the annual general meeting.

On August 13, 2026, the Board accepted the recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”) and voted to nominate Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG for election at the annual general meeting for a term of three years to serve until the 2029 annual meeting of shareholders, and until their respective successors have been elected and qualified.

If each of the directors is elected and the domestication proposal is approved, the members of the Board of Etoiles Capital Nevada will remain the same following the domestication.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of [●], 2026. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion at the time of filing of this proxy statement/prospectus that each person listed below should serve as a director is set forth below:

Name	Age	Position
Kit Shing, CHEUNG	34	Director, Chief Executive Officer, and Chairman of the Board of Directors
Wesley CHU	34	Independent Director
Yeung Tak, CHEN	41	Independent Director
Nancy YANG	35	Independent Director

Director Nominees for Election for a Three-Year Term Expiring at the Company’s 2029 Annual Meeting of Shareholders

Kit Shing, CHEUNG is a Director, Chief Executive Officer and Chair of the board of the Company. Mr. Cheung is responsible for the general corporate strategy, overall management of our operations and business expansion. Mr. Cheung has over 7 years of experience in business management. Mr. Cheung joined Etoiles Consultancy in September 2023 and has become our Chief Executive Officer since February 2025. Since 2021, Mr. Cheung has been a project manager and director of Everway Creation Limited. From 2016 to 2021, Mr. Cheung was a senior relation manager of Industrial Bank Co., Ltd. From August 2022 to June 2023, Mr. Cheung was an executive director of Future World Holdings Limited (HKEx: 00572), a company listed on the Stock Exchange of Hong Kong Limited. Mr. Cheung obtained a bachelor’s degree in science from the University of Toronto in 2015.

Wesley CHU is an independent director of the Company. Mr. Chu has over ten years of experience in global supply chain management, logistics operations, and transportation strategy, with extensive expertise in managing complex international logistics networks for leading multinational technology companies. Since December 2022, Mr. Chu has been serving as a logistics execution manager at NVIDIA Corporation. From July 2018 to August 2022, Mr. Chu worked in Expeditors in San Francisco as a corporate account manager. From January 2015 to July 2018, Mr. Chu worked in Expeditors in Hong Kong as a local account manager. From January 2014 to January 2015, Mr. Chu worked in Expeditors in Hong Kong as agent of order management. Mr. Chu received a bachelor of global business systems management from City University of Hong Kong in 2013.

Yeung Tak, CHEN is an independent director of the Company. Mr. Chen has over 15 years of experience in auditing, accounting, financial management, treasury, internal control, corporate governance, and company secretarial matters. He graduated from The Hong Kong Polytechnic University with a bachelor’s degree of arts in accountancy in December 2006. He has been a member of the Hong Kong Institute of Certified Public Accountants since January 2011 and was admitted as a fellow in September 2021. Mr. Chen is also a CPA (Practising) registered with the Accounting and Financial Reporting Council. From December 2017 to December 2021, he served as an independent non-executive director of AV Promotions Holdings Limited (HKEx: 8419), a company listed on the Stock Exchange of Hong Kong Limited. He is currently the company secretary of Kingland Group Holdings Limited (HKEx: 1751), a company listed on the Stock Exchange of Hong Kong Limited, and served as its executive director from May 2020 to June 2022. Mr. Chen also serves as an independent non-executive director of DT Capital Limited (HKEx: 356), WEIli Holdings Limited (HKEx: 2372), and Gain Plus Holdings Limited (HKEx: 9900), all of which being companies listed on the Stock Exchange of Hong Kong Limited. Additionally, he has been an independent director of Onion Global Limited, a company formerly listed on the New York Stock Exchange (NYSE: OG) and currently listed on the U.S. OTC Market (OTC: OGBLY) since March 2022.

Nancy YANG is a director of the Company. Ms. Yang has over ten years of experience in the finance industry in the U.S. Since January 2018, Ms. Yang has been serving as director of finance at United States Veterans Initiative in Washington. From June 2016 to January 2018, Ms. Yang worked in Clover Integrations, Inc. as a business analyst. From December 2014 to June 2016, Ms. Yang worked in Commerzbank AG s a business analyst. From December 2013 to June 2014, Ms. Yang worked in Landesbank Baden-Wuerttemberg as a financial analyst. Ms. Yang received a bachelor of accounting and master of accounting from New York University in 2013. Ms. Yang is a U.S. citizen and resides in the U.S.

Director Independence

An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has reviewed the materiality of any relationship that each of our directors has with Etoiles Capital Group Co., Ltd, either directly or indirectly. Based upon this review, the Board has determined that each of Wesley CHU, Yeung Tak, CHEN and Nancy YANG is an independent director under applicable SEC and the Nasdaq Stock Market LLC listing Nasdaq rules (the “Nasdaq Listing Rules”).

Family Relationships

There are no family relationships among any of Etoiles Capital’s directors or executive officers.

Insider Trading Policy and Prohibitions on Hedging and Pledging Company Securities

We adopted and maintain an insider trading policy to promote compliance with applicable securities laws and regulations, including those that prohibit insider trading. This policy applies to all officers, directors, employees and consultants of our Company (each, an “Affiliate”) and extends to all activities within and outside an individual’s duties at our Company. The policy provides for trading blackouts and includes the procedures covered persons must follow before transacting in our securities including trading pre-clearance. A copy of the policy is filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2025.

Committees of the Board and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2025, there were two meetings of the Board, and the various committees of the Board met a total of two times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2025. The Board has adopted a policy under which each member of the Board makes reasonable best efforts to attend each annual general meeting of our shareholders.

Audit Committee

Our Audit Committee met two times during fiscal 2025. This committee currently has three members, Yeung Tak, CHEN, who serves as the chairperson, Wesley CHU and Nancy YANG. Raj K, THAKAR, our former independent director, served on the Audit Committee until October 2025. Qi, DING, our former independent director, also served on the Audit Committee during fiscal year 2025 until her term of service ended in July 2026. Heung Ping WONG, our former independent director, also served on the Audit Committee from November 2025 until his term of service ended on August 1, 2026. Each member of the Audit Committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act. The Board has determined that Yeung Tak, CHEN qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement/prospectus.

Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter, and its primary purpose is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

The Board has adopted a written charter for the Audit Committee, which is available on our website at https://ir.etoilesgroup.com/corporate-governance/documents-charters under Governance—Documents & Charters.

Compensation Committee

Our Compensation Committee met one time during fiscal 2025. Our Compensation Committee consists of Wesley CHU, who serves as the chairperson, Yeung Tak, CHEN and Nancy YANG. Raj K, THAKAR, our former independent director, served on the Compensation Committee until October 2025. Qi, DING, our former independent director, also served on the Compensation Committee during fiscal year 2025 until her term of service ended in July 2026. Heung Ping WONG, our former independent director, also served on the Compensation Committee from November 2025 until his term of service ended on August 1, 2026. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

●	reviewing and approving, or recommending to the board for its approval, compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary, annual bonus award or receive a discretionary equity award based on such evaluation.

The Board has adopted a written charter for the Compensation Committee, which is available on our website at https://ir.etoilesgroup.com/corporate-governance/documents-charters under Governance—Documents & Charters.

Nominating Committee

Our Nominating Committee met one time during fiscal 2025 and has four members consisting of Nancy YANG, who serves as the chairperson, Wesley CHU and Yeung Tak, CHEN. Raj K, THAKAR, our former independent director, served on the Nominating Committee until October 2025. Qi, DING, our former independent director, also served on the Nominating Committee during fiscal year 2025 until her term of service ended in July 2026. Heung Ping WONG, our former independent director, also served on the Nominating Committee from November 2025 until his term of service ended on August 1, 2026. The Board has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the nominating and corporate governance committee is to assist the Board in discharging the responsibilities set forth in the Nominating Committee’s written charter and include:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

The Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://ir.etoilesgroup.com/corporate-governance/documents-charters under Governance—Documents & Charters.

Generally, our Nominating Committee considers candidates recommended by other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with a range of criteria. These criteria include but not limited to: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our shareholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

If a shareholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in the Existing Organizational Documents and in “Stockholder Nominations and Proposals” at the end of this proxy statement/prospectus. In general, persons recommended by shareholders may be considered. Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending shareholder and the beneficial owner, if any, on whose behalf the nomination is made:

●	all information relating to such person that would be required to be disclosed in a proxy statement/prospectus;

●	certain biographical and share ownership information about the shareholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

●	a description of certain arrangements and understandings between the proposing shareholder and any beneficial owner and any other person in connection with such shareholder nomination; and

●	a statement whether or not either such shareholder or beneficial owner intends to deliver a proxy statement/prospectus and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

●	certain biographical information concerning the proposed nominee;

●	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

●	certain information about any other security holder of the Company who supports the proposed nominee;

●	a description of all relationships between the proposed nominee and the recommending shareholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

●	additional disclosures relating to shareholder nominees for directors, including completed questionnaires and disclosures required by the Existing Organizational Documents.

Role of the Board in Risk Oversight

One of the key functions of the Board is to oversee Etoiles Capital’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, one individual serves in the positions of Chief Executive Officer and Chairman of the Board. We believe that our current leadership structure is optimal for the Company at this time.

Our Board has three independent members and one non-independent director, who is our Chief Executive Officer and the Chairman of the board. We believe that the number of independent, experienced directors that make up the Board, along with the oversight of the Board by the Non-Executive Chairman, benefits our company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations team at +852-2398-8699. However, any shareholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong / to individual Board members via e-mail at ir@etoilesfin.com / using the “Resources – Contact Us” page of our website at https://ir.etoilesgroup.com/.

Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of the date of this registration statement regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers.

Name	Age	Position
Hon Fai, TAM	42	Chief Financial Officer
Zhihan, LOU	31	Chief Operating Officer

Hon Fai, TAM is the Chief Financial Officer of the Company. Mr. Tam has over 18 years of experience in the accounting, financing and auditing industry. Mr. Tam has become our Chief Financial Officer since February 2025. Since April 2023, Mr. Tam has been a company secretary of WK Group (Holdings) Limited (HKEx: 02535), a company listed on the Stock Exchange of Hong Kong Limited. Since June 2020, Mr. Tam has been a director of Marksman Services Group Limited. Since October 2020, Mr. Tam has been a director of IPA CPA Limited. From December 2020 to February 2022, Mr. Tam was a company secretary of Sino Vision Worldwide Holdings Limited, a company formerly listed on the Stock Exchange of Hong Kong. From August 2019 to September 2024, Mr. Tam was an independent non-executive director of China Next-Gen Commerce and Supply Chain Limited (HKEx: 03928), a company listed on the Stock Exchange of Hong Kong Limited. From January 2012 to November 2022, Mr. Tam was an audit partner of CTY & Co., a CPA firm. From September 2006 to August 2011, Mr. Tam worked in the audit department of Deloitte Touche Tohmatsu. Mr. Tam obtained a bachelor’s degree of business administration in accounting from the Hong Kong University of Science and Technology in 2006. Mr. Tam has been a member of the Hong Kong Institute of Certified Public Accountants since January 2010 and is currently a fellow member of the Hong Kong Institute of Certified Public Accountants.

Zhihan, LOU is the Chief Operating Officer of the Company. Mr. Lou has over 5 years of experience in public relations, investor relations and communications industry. Mr. Lou has become our Chief Operating Officer since February 2025. Since February 2024, Mr. Lou has been the general manager of Etoiles Financial. From October 2023 to February 2024, Mr. Lou served as a consultant of Valuable Capital Limited, a company engaged in strategic consulting. From November 2019 to October 2023, Mr. Lou served as a deputy director of Wonderful Sky Financial Group Limited, a company engaged in initial public offering consultation and financial public relation. Mr. Lou obtained a masters of arts degree in communication from the Hong Kong Baptist University and a bachelor’s degree of broadcasting from the Zhejiang University of Technology in 2017 and 2016, respectively.

EXECUTIVE COMPENSATION

The following discusses the material components of the executive compensation program for our named executive officers (the “NEOs”) who are identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

For the year ended December 31, 2025, Etoiles Capital’s NEOs were:

●	Kit Shing, CHEUNG, Chief Executive Officer;

●	Hon Fai, TAM, Chief Financial Officer; and

●	Zhihan, LOU, Chief Operating Officer.

The following table sets forth certain information with respect to compensation for the years ended December 31, 2025 and 2024 earned by, awarded to or paid to our NEOs.

Name and Principal Position(s)	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	All Other Compensation (US$)	Total (US$)
Kit Shing, CHEUNG (1) Chief Executive Officer	2025 2024	153,933 158,497	— —	— —	— —	— —	— —	153,933 158,497

Hon Fai, TAM(1) Chief Financial Officer	2025 2024	— —	— —	— —	— —	— —	— —	— —

Zhihan, LOU (2) Chief Operating Officer	2025 2024	72,862 72,643	— —	— —	— —	— —	— —	72,862 72,643

1.	Mr. Cheung was appointed as Chief Executive Officer effective on February 17, 2025.

2.	Mr. Tam was appointed as Chief Financial Officer effective on February 17, 2025.

3.	Mr. Lou was appointed as Chief Operating Officer effective on February 17, 2025.

Narrative Disclosure to Summary Compensation Table

Compensation of Executive Officers

Overview

Our executive compensation program is designed to:

●	attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and, ultimately, creating and maintaining long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

●	reward senior management in a manner aligned with our financial performance; and

●	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Decisions with respect to the compensation of our executive officers, including our named executive officers, are made by the Compensation Committee of the Board. Compensation for our executive officers has the following components: base salary, cash bonus opportunities, broad-based employee benefits, and severance benefits. Base salaries, broad-based employee benefits, and severance benefits are designed to attract and retain senior management talent. We also use cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our NEOs with the long-term interests of our equity owners and to enhance executive retention.

Base Salary

The base salaries for our NEOs are subject to adjustments made by the Compensation Committee, including in connection with our annual review of our NEOs’ base salaries.

Non-Equity Incentive Compensation

We use annual cash incentive bonuses for the NEOs to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Name	Title	2025 Actual Bonus (US$)	2024 Actual Bonus (US$)
Kit Shing, CHEUNG	Chief Executive Officer	-	-
Hon Fai, TAM	Chief Financial Officer	-	-
Zhihan, LOU	Chief Operating Officer	-	-

Share-Based Awards and Practices Related to the Grant of Certain Equity Awards

We do not have any equity incentive plan in place as of the date of this registration statement.

Other Compensation

We maintain various broad-based employee benefit plans, including medical, dental, vision, life and disability insurance and defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), paid vacation, sick leave and holidays.

Employment Agreements

Below are descriptions of the employment agreements with each of our NEOs (the “Employment Agreements”) setting forth the terms and conditions of such executive’s employment with us.

Kit Shing, CHEUNG

On May 22, 2025, we entered into an employment agreement with Mr. Cheung, pursuant to which he serves as Chief Executive Officer of the Company, Director and Chairman of the Board of Directors effective August 8, 2025. The agreement provides for a base salary of not less than US$153,840 per year. Mr. Cheung was also eligible for participation in the Company’s employee health and welfare benefit and retirement program and certain severance benefits described below The Company also provided standard indemnification and directors’ and officers’ insurance.

Hon Fai, TAM

On May 22, 2025, we entered into an employment agreement with Mr. Tam, pursuant to which he serves as Chief Financial Officer of the Company, effective August 8, 2025. The agreement provides for a base salary of not less than US$36,000 per year. Mr. Tam, was also eligible for participation in the Company’s employee health and welfare benefit and retirement program and certain severance benefits described below The Company also provided standard indemnification and directors’ and officers’ insurance.

Zhihan, LOU

On May 22, 2025, we entered into an employment agreement with Mr. Lou, pursuant to which he serves as Chief Operating Officer of the Company effective August 8, 2025. The agreement provides for a base salary of US$nil per year. Mr. Lou was also eligible for participation in the Company’s employee health and welfare benefit and retirement program and certain severance benefits described below The Company also provided standard indemnification and directors’ and officers’ insurance.

Potential Payments upon Termination

Under the Employment Agreements for each of our NEOs, if the executive’s employment is terminated by the Company without Cause, the executive will receive (i) any earned but unpaid bonus for any prior completed fiscal year, payable when such payments would otherwise be paid, (ii) severance payments in the form of base salary continuation payable over the applicable post-termination severance period set forth under the Laws of Hong Kong, (iii) pro rata contribution to the Mandatory Provident Fund, and (iv) continued participation in the Company’s group health plan for the applicable post-termination severance period set forth in the table below.

Outstanding Equity Awards at 2025 Fiscal Year-End and Practices Related to the Grant of Certain Equity Awards

As of December 31, 2025 and 2024, we had no outstanding equity awards.

Pension Benefits

We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). The employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus)

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash (US$)	Other Compensation (US$)	Total (US$)
Yeung Tak, CHEN	8,979	-	8,979
Wesley CHU	-	-	-
Raj K, THAKAR(1)	3,752	-	3,752
Qi, DING(2)	6,414	-	6,414
Heung Ping WONG(3)	3,002	-	3,002
Nancy YANG(4)	-	-	-

(1)	Mr. THAKAR served as an independent director of the Company until October 31, 2025.

(2)	Ms. Ding served as an independent director of the Company until July 10, 2026.

(3)	Mr. Wong served as an independent director of the Company until August 1, 2026.

EQUITY COMPENSATION PLAN INFORMATION

We did not have any equity incentive plan in place for the years ended December 31, 2025 and 2024 and as of the date of this registration statement.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at https://ir.etoilesgroup.com/corporate-governance/documents-charters. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of SRCO, C.P.A., Professional Corporation. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2025, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and SRCO, C.P.A., Professional Corporation, our independent registered public accounting firm;

●	Discussed with SRCO, C.P.A., Professional Corporation the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and

●	Received written disclosures and the letter from SRCO, C.P.A., Professional Corporation regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding SRCO, C.P.A., Professional Corporation’s communications with the Audit Committee and the Audit Committee further discussed with SRCO, C.P.A., Professional Corporation their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and SRCO, C.P.A., Professional Corporation, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Etoiles Capital Group Co., Ltd

Audit Committee

Yeung Tak, CHEN, Chair

Nancy YANG

Wesley CHU

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s ordinary shares as of September 1, 2026 by:

●	each person known to the Company to be the beneficial owner of more than 5% of the outstanding Company ordinary shares;

●	each of Company’s executive officers and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Ordinary shares subject to options exercisable on or within 60 days after September 1, 2026 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person.

The beneficial ownership of the Company ordinary shares is based on 15,110,000 Class A ordinary shares issued and outstanding as of September 1, 2026.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Class A Ordinary Shares Beneficially Owned(2)		Class B Ordinary Shares Beneficially Owned(2)		% of Total Voting
Name of Beneficial Owners(1)	Number	%	Number	%	Power(2)
Directors and Executive Officers:
Kit Shing, CHEUNG(3)	10,287,000	68.08	—	—	68.08%
Hon Fai, TAM	—	—	—	—	—
Zhihan, LOU	—	—	—	—	—
Qi, DING	—	—	—	—	—
Nancy YANG	—	—	—	—	—

All directors and executive officers as a group	10,287,000	68.08	—	—	68.08%
5% shareholders:
Etoiles Zeneo Investment Limited(3)	10,287,000	68.08	—	—	68.08%

As of the date of this registration statement, none of our outstanding Shares are held by record holders in the United States.

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong.

(2)	Applicable percentage of ownership is based on 15,110,000 Ordinary Shares, consisting of 15,110,000 Class A Ordinary Shares outstanding of the date of this annual report.

(3)	Comprised of 10,287,000 Class A Ordinary Shares owned by Etoiles Zeneo Investment Limited, which entities are all wholly-owned by Mr. Kit Shing, CHEUNG, as of the date of this prospectus. Therefore, Mr. Kit Shing, CHEUNG has the voting and dispositive control over the shares held by each of these entities.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Employment Agreements

See “Executive Compensation— Employment Agreements” above for details.

Indemnification Agreements

We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms. In connection with the domestication, Etoiles Capital Nevada is expected to enter into new indemnification agreements with its executive officers and directors to provide contractual rights to indemnification.

Other Transactions with Related Parties

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this annual report.

Balances with related parties

(a) Amount (to) due from a director

	As of December 31,
	Note	2025	2024
Mr. Kit Shing, CHEUNG	1	$(39,392)	$309,507

(1)	The balance represents advanced to (by) a director. Amount due (to) from a director is non-trade, unsecured, non-interest bearing and repayable on demand.

(b) Salaries paid related parties

	Years Ended December 31,
Salary paid to a related party:	2025	2024	2023
Mr. Kit Shing, CHEUNG (a)	$151,624	$153,787	$25,545
Ms. On Ki CHEUNG (b)	74,654	32,039	—

Rental expenses paid to a related party:	2025	2024	2023
Mr. Kit Shing CHEUNG (a)	$—	$—	$—

(1)	On August 1, 2025, the Company entered into a lease agreement with a director, Mr. Kit Shing CHEUNG, pursuant to which the Company leases a property to be used as a clubhouse for corporate and client engagement purposes.

The lease term commenced on August 1, 2025 and will expire on December 31, 2030. The lease was reviewed and approved by the independent and non-conflict members of the Board of Directors. The monthly rent is $34,917 was determined with reference to prevailing market rates for comparable commercial properties and represents, in management’s assessment, a fair market rate for the premises. The lease provides for a rent-free period from August 1, 2025, to December 31, 2025 to allow for renovation and interior decoration of the premise. Accordingly, no rental payments were made during this rent-free period.

The clubhouse is currently undergoing renovation and interior decoration. As of December 31, 2025, the property was not yet ready for use and had not commenced operations. The up-front payment of $524,199 is recognized as construction in progress as of December 31, 2025. The Company expects the clubhouse to be completed and ready to provide services in February 2026.

(1)	Mr. Kit Shing, CHEUNG is the director, Chief Executive Officer and a principal shareholder of the Company.

(2)	Ms. On Ki, CHEUNG, is a close family member of a director, Mr. Kit Shing, CHEUNG.

Policies and Procedures for Related Party Transactions

We adopted an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

●	whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for the Company to enter into the related party transaction;

●	whether the related party transaction would impair the independence of an outside director;

●	whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

●	any pre-existing contractual obligations

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) US$120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. Notwithstanding anything to the contrary herein, (i) any election by the Company pursuant to the Exchange Agreement to deliver any Cash Exchange Notice or make any Cash Exchange Payment (as such terms are defined in the Exchange Agreement) with any Related Person or any affiliate of any Related Person and (ii) any material amendment to the Exchange Agreement, are deemed to be related person transactions.

A “Related Person” is:

●	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

●	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

●	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

●	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Any related person transaction will be reviewed and approved by the audit committee prior to effectiveness or consummation of the transaction, whenever practicable, and if advance approval is not practicable under the circumstances, ratified by the audit committee at its next meeting. Alternatively, a related person transaction arising in the time period between meetings of the audit committee may be presented to the chairperson of the audit committee, who shall review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the related person’s interest in the transaction;

●	the approximate dollar value of the amount involved in the transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

DESCRIPTION OF SECURITIES

The following description of Etoiles Capital Nevada’s capital stock reflects Etoiles Capital Nevada’s capital stock as it will exist upon completion of the domestication, at the effective time of the domestication. Subject to the approval of the domestication proposal and the new charter proposal, at the effective time of the domestication Etoiles Capital Nevada’s capital stock will be governed by the Proposed Charter and Proposed Bylaws and the NRS. This description is a summary and is not complete. We urge you to read in their entirety Etoiles Capital Nevada’s Proposed Organizational Documents, which, subject to the approval of the domestication proposal and the new charter proposal, will be in effect at the effective time of the domestication and are attached to this proxy statement/prospectus as Annexes B and C. The following summary should be read in conjunction with the section entitled “Comparison of Corporate Governance and Shareholder Rights.”

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 450,000,000 shares of capital stock, par value US$0.0001 per share. All issued and outstanding shares of capital stock of Etoiles Capital Nevada in connection with domestication will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the annual general meeting, there were (1) [  ] shares of Class A ordinary shares of Etoiles Capital issued and outstanding held by [  ] holders of record and [  ] shares of Class B ordinary shares of Etoiles Capital issued and outstanding held by [  ] holders of record and (2) no shares of Etoiles Capital’s preferred stock outstanding. Such numbers do not include DTCC participants or beneficial owners holding shares through nominee names.

Common Stock

At the effective time of the domestication, there will be approximately [  ] shares of Common Stock outstanding. All shares of Common Stock to be issued in connection with the domestication will be validly issued, fully paid and non-assessable.

Voting Rights

Each holder of the shares of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon (or, in the case of election of directors, by a plurality of voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the election of directors), except as otherwise provided by the Proposed Charter or any applicable law. Notwithstanding the foregoing, the holders of the outstanding shares of Common Stock will be entitled to vote separately upon any amendment to the Proposed Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is adverse (in addition to any other class vote required by applicable law).

Dividend Rights

Subject to applicable law and the preferences that may be applicable to any shares of preferred stock then outstanding, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of Etoiles Capital Nevada out of assets of Etoiles Capital Nevada legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Etoiles Capital Nevada’s affairs, after payment of Etoiles Capital Nevada’s debts and other liabilities, and of preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of the shares of Common Stock are entitled to (i) receive, an amount per share equal to the par value thereof, and (ii) thereafter, to share ratably in all assets remaining and available for distribution.

Preemptive or Other Rights

The holders of shares of Common Stock have no preemptive or conversion rights or other subscription rights (other than in connection with certain issuances of common units under the limited liability company agreement of Etoiles Capital Holdings). There are no redemption or sinking fund provisions applicable to the shares of Common Stock. The rights, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of preferred stock Etoiles Capital Nevada may issue in the future.

Anti-Takeover Effects of Provisions of the Proposed Charter and the Proposed Bylaws

Certain provisions of the Proposed Charter and the Proposed Bylaws, as described below, could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of Etoiles Capital Nevada. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with the board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of Etoiles Capital Nevada that stockholders of Etoiles Capital Nevada might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of the common stock and also may limit the price that investors are willing to pay in the future for the common stock. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give Etoiles Capital Nevada the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Stockholder Meetings

The Proposed Charter and the Proposed Bylaws provide that, special meetings of Etoiles Capital Nevada’s stockholders may be called only by the chairperson of the board of directors of Etoiles Capital Nevada, the chief executive officer, the president, or at the direction of the board pursuant to a written resolution adopted by a majority of the total number of directors that Etoiles Capital Nevada would have if there were no vacancies.

Amendment of Bylaws

The Proposed Bylaws may generally be altered, amended or repealed, and new bylaws of Etoiles Capital Nevada may be adopted, by:

●	the approval of a majority of the Board; or

●

the affirmative vote of holders of at least at least a majority of the voting power of all of the then-outstanding shares of the capital stock of Etoiles Capital Nevada entitled to vote thereon, voting together as a single class.

Indemnification

The Proposed Charter requires that Etoiles Capital Nevada indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by the NRS. The NRS and certain provisions of our Proposed Organizational Documents under certain circumstances provide for indemnification of our officers, directors, and other agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Proposed Organizational Documents and to the statutory provisions.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest and have not been adjudged liable for negligence or misconduct.

To the maximum extent permitted by law and particularly as provide in NRS 78.138(7), our Proposed Charter eliminates liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director. Generally, NRS 78.138(7), subject to stated exceptions, eliminates the liability of a director or officer as a result of any act or failure to act (a) if the presumption that the director or officer acted in good faith on an informed basis and with a view to the interests of the corporation is rebutted; and (b)(i) it is proven that the director’s or officer’s act or failure to act constituted a breach of the fiduciary duty of the director or officer and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Article X of the Proposed Bylaws contains an exclusive forum provision. Unless Etoiles Capital Nevada consents in writing to the selection of an alternative forum, the Proposed Bylaws designate a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada) as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Etoiles Capital Nevada; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Etoiles Capital Nevada to Etoiles Capital Nevada or its stockholders; (iii) any action asserting a claim against Etoiles Capital Nevada or any of its directors, officers or other employees arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS, the Proposed Charter or the Proposed Bylaws; and (iv) any action asserting a claim against Etoiles Capital Nevada or any of its directors, officers or other employees governed by the internal affairs doctrine. We refer to this as the “Nevada forum provision.”

Separately, and unless Etoiles Capital Nevada consents in writing to the selection of an alternative forum, Article X of the Proposed Bylaws provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We refer to this as the “federal forum provision.” Section 22 of the Securities Act creates concurrent jurisdiction in federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and the federal forum provision is intended to require that such claims be brought only in federal court.

The exclusive forum provision in Article X of the Proposed Bylaws does NOT apply to any action asserting a claim arising under the Exchange Act, including any direct action brought by a stockholder to enforce rights or duties created by the Exchange Act, or to any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act provides that the federal district courts of the United States have exclusive jurisdiction of violations of the Exchange Act and the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. Accordingly, the Nevada forum provision cannot and does not apply to Exchange Act claims, and stockholders asserting Exchange Act claims may bring those claims in federal district court. Article X of the Proposed Bylaws has been revised to state this exclusion expressly.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of Etoiles Capital Nevada will be deemed, to the fullest extent permitted by law, to have notice of and to have consented to the exclusive forum provision in Article X of the Proposed Bylaws. Nevada law expressly permits forum-selection provisions of this kind: NRS 78.046 authorizes the articles of incorporation or bylaws of a Nevada corporation to require that “internal actions” be brought solely or exclusively in specified courts that include at least one Nevada court, and, to the extent not inconsistent with any applicable jurisdictional requirements and the laws of the United States, to require that certain “concurrent jurisdiction actions” asserting a federal-law cause of action be brought solely or exclusively in specified courts.

There is nevertheless uncertainty as to whether a court would enforce the exclusive forum provision. Forum-selection provisions are generally reviewed by courts for reasonableness and fundamental fairness, and a court may decline to enforce such a provision where it determines that enforcement would be unreasonable or unjust, would contravene a strong public policy of the forum in which suit is brought, or would for all practical purposes deprive the plaintiff of its day in court. A court could also determine that the provision is inapplicable to a particular claim or action, or is unenforceable in whole or in part. In addition, notwithstanding the federal forum provision, a court could decline to enforce that provision with respect to Securities Act claims in light of the concurrent jurisdiction conferred by Section 22 of the Securities Act. If a court were to find the exclusive forum provision, or any part of it, inapplicable or unenforceable, Etoiles Capital Nevada may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect its business, results of operations and financial condition.

Notwithstanding the foregoing, investors cannot waive, and will not be deemed to have waived, compliance with the federal securities laws and the rules and regulations thereunder. Section 14 of the Securities Act provides that any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act or the rules and regulations of the SEC is void, and Section 29(a) of the Exchange Act provides that any condition, stipulation or provision binding any person to waive compliance with any provision of the Exchange Act or any rule or regulation thereunder is void. The exclusive forum provision in Article X of the Proposed Bylaws is not intended to, and does not, operate as a waiver of compliance with the federal securities laws or the rules and regulations thereunder.

Anti-Takeover Effects of Nevada Law

Control Share Acquisitions

The “control share” provisions of NRS 78.378 to NRS 78.3793, inclusive, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have opted out of the control share statutes in both our Proposed Charter and Proposed Bylaws and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes, unless the opt-out elections are removed on or before the 10th day following the date an acquiring person has acquired a controlling interest.

Business Combinations

The “business combination” provisions of NRS 78.411 to NRS 78.444, inclusive, generally prohibit a Nevada corporation with at least 200 stockholders, a “resident domestic corporation,” from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. Such prohibition extends beyond the expiration of the two-year period, unless: (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or (b)the combination meets specified statutory requirements.

A Nevada corporation may opt out of the business combinations provisions of the NRS by making an election to do so in its original articles of incorporation, by adopting an amendment to its articles of incorporation that is approved by the affirmative vote of holders of stock representing a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by interested stockholders or their affiliates, or whose articles of incorporation were amended to contain a provision expressly electing not to be governed by the business combinations statutes before the date the corporation first became a resident domestic corporation. We have opted out of the business combinations statutes in our Proposed Charter and will not be subject to these statutes if we are a resident domestic corporation as defined in the NRS unless the opt-out provision is later removed from our Proposed Charter.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock will be VStock Transfer, LLC.

Listing

The Common Stock will be listed on the Nasdaq Capital Market under the symbol “EFTY.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a discussion of material U.S. federal income tax considerations of the domestication generally applicable to holders of Etoiles Capital Class A ordinary shares. This section applies only to holders that hold their Class A ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

●	a dealer in securities,

●	a taxpayer that elects to use a mark-to-market method of accounting,

●	a subchapter S corporation,

●	a grantor trust,

●	a personal holding company,

●	a tax-exempt organization,

●	a life insurance company, real estate investment trust or regulated investment company,

●	a person liable for alternative minimum tax,

●	governments or agencies or instrumentalities thereof,

●	a U.S. expatriate or former long-term resident of the U.S.,

●	a person that actually or constructively owns 5% or more of Etoiles Capital stock (by vote or value),

●	a partnership for U.S. federal income tax purposes, or a beneficial owner of a partnership,

●	a person that holds Etoiles Capital securities as part of a straddle or a hedging or conversion transaction,

●	a U.S. Holder whose functional currency is not the U.S. dollar,

●	a person that received Etoiles Capital securities as compensation for services,

●	a controlled foreign corporation, or

●	a passive foreign investment company.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code (the “Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as, for example, estate or gift taxes or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the domestication. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds Etoiles Capital Class A ordinary shares or Common Stock, the tax treatment of such partnership and a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Etoiles Capital Class A ordinary shares or Common Stock, and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the domestication to them.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

For purposes of this discussion, a “U.S. Holder” means, prior the domestication, a beneficial owner of Etoiles Capital Class A ordinary shares or, after the domestication, a beneficial owner of Etoiles Capital Nevada Common Stock, as the case may be, who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Effects of the Domestication on U.S. Holders

We intend for the domestication to qualify as a Reorganization. However, U.S. federal income tax rules regarding Reorganizations are complex and there is no assurance that the domestication will qualify as a Reorganization. U.S. Holders will be treated for U.S. federal income tax purposes as having exchanged their Etoiles Capital Class A ordinary shares for Etoiles Capital Nevada Common Stock. Assuming the domestication qualifies as a Reorganization, (i) U.S. Holders generally would not recognize gain or loss on the domestication for U.S. federal income tax purposes, except as provided below under “—Effects of Section 367 to U.S. Holders” and “—PFIC Considerations,” (ii) the initial tax basis of a new share of Etoiles Capital Nevada Common Stock deemed received by a U.S. Holder in the domestication would equal the U.S. Holder’s tax basis in the Etoiles Capital Class A ordinary share deemed surrendered in exchange thereof, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code — see “Effects of Section 367 to U.S. Holders,” and (iii) the holding period for a new share of Common Stock deemed received by a U.S. Holder would include such Holder’s holding period for the Class A ordinary share deemed surrendered in exchange therefor.

If the domestication does not qualify as a Reorganization, then a U.S. Holder that exchanges its Etoiles Capital Class A ordinary shares for shares of Etoiles Capital Nevada Common Stock generally will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Common Stock deemed received and (ii) the U.S. Holder’s adjusted tax basis in the Class A ordinary shares deemed surrendered. In such event, such U.S. Holder’s basis in the shares of Class A ordinary shares would be equal to their fair market value on the date of the domestication, and such U.S. Holder’s holding period for its Class A ordinary shares would begin on the day following the date of the domestication. Holders who hold different blocks of Class A ordinary shares (generally, Class A ordinary shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Following the domestication, a U.S. Holder generally would be required to include in gross income the amount of any distribution of cash or other property paid on the Etoiles Capital Nevada Common Stock (See “Distributions on Shares of Etoiles Capital Nevada Common Stock” below). A distribution on such shares generally would be treated as U.S. source dividend income for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such amount would be includible in gross income by a U.S. Holder on the date that such U.S. Holder actually or constructively receives the distribution in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Dividends paid by us to a corporate U.S. Holder would be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, such dividends generally would be taxed at the lower applicable capital gains rate.

Effects of Section 367 to U.S. Holders

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a Reorganization. Section 367 of the Code generally gives rise to gain recognition or other income inclusions with respect to certain U.S. persons in connection with transactions that would otherwise be non-recognition transactions for U.S. federal income tax purposes. Section 367(b) of the Code will generally apply to U.S. Holders of Etoiles Capital Class A ordinary shares at the time of the domestication.

A.	U.S. Holders That Own 10 Percent or More of Etoiles Capital

A U.S. Holder who, at the time of the domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of Etoiles Capital stock entitled to vote (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Etoiles Capital Class A ordinary shares it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of warrants and stock options will be taken into account in determining whether such holder owns 10% or more of the total combined voting power of all classes of stock. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Etoiles Capital stock entitled to vote and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s “all earnings and profits amount” with respect to its Etoiles Capital Class A ordinary shares is the net positive earnings and profits of Etoiles Capital (as determined under Treasury Regulations under Section 367 of the Code) attributable to the shares (as determined under Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Etoiles Capital expects that its cumulative earnings and profits will be greater than zero at the time of the domestication. As a result, such U.S. Shareholders described above generally should be required to include in gross income an “all earnings and profits amount” with respect to its Etoiles Capital Class A ordinary shares.

B.	U.S. Holders That Own Less Than 10 Percent of Etoiles Capital

A U.S. Holder who, at the time of the domestication, beneficially owns (directly, indirectly or constructively) Etoiles Capital Class A ordinary shares with a fair market value of $50,000 or more but less than 10% of the total combined voting power of all classes of Etoiles Capital stock entitled to vote will recognize gain (but not loss) with respect to the domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Etoiles Capital Nevada Common Stock received in the domestication in an amount equal to the excess of the fair market value of the Common Stock received over the U.S. Holder’s adjusted tax basis in the Class A ordinary shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its Class A ordinary shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. Such U.S. Holders should consult their tax advisors as to the requirements of the election, and the particular U.S. federal income tax consequences of the election to them.

Etoiles Capital expects that its cumulative earnings and profits will be greater than zero at the time of the domestication. Accordingly, U.S. Holders who make this election should generally have an income inclusion under Section 367(b) of the Code provided the U.S. Holder properly executes the election and complies with the applicable notice requirements.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.	U.S. Holders that Own Etoiles Capital Class A Ordinary Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, at the time of the domestication, owns (or is considered to own) stock of Etoiles Capital with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the domestication, and generally should not be required to include any part of the “all earnings and profits amount” in income.

All U.S. Holders are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

PFIC Considerations

In addition to the discussion under the heading “—Effects of Section 367 to U.S. Holders,” above, the domestication could be a taxable event to U.S. Holders under the passive foreign investment company (“PFIC”) provisions of the Code.

A.	PFIC Status of Etoiles Capital

In general, Etoiles Capital will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Etoiles Capital Class A ordinary shares, (a) at least 75% or more of Etoiles Capital’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of Etoiles Capital’s assets is attributable to assets that produce or are held to produce passive income. Passive assets are those which give rise to passive income, and may include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. Passive income generally includes dividends, interest, rents and royalties, but excludes rents and royalties that are derived in the active conduct of a trade or business and that are received from an unrelated person, as well as annuities and gains from assets that produce passive income. Etoiles Capital’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by Etoiles Capital in each category.

If Etoiles Capital is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Whether Etoiles Capital is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

Based upon our current and projected income and assets, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or other taxable years. Furthermore, fluctuations in the market price of our Class A ordinary shares m ay cause us to be a PFIC for the current or other taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A ordinary shares from time to time (which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or other taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in securities offerings. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

However, there can be no assurance that Etoiles Capital will not be treated as a PFIC in the current taxable year or any other taxable year. Moreover, the application of the PFIC rules are subject to uncertainty in several respects, and there can be no assurance that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

B.	Effects of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, or if gain recognition under Section 1291(f) of the Code is effective even in the absence of final Treasury Regulations, those regulations may require taxable gain recognition in the domestication if Etoiles Capital were a PFIC at any time during such U.S. Holder’s holding period in such stock and the U.S. Holder had not made a QEF Election (as described below) for the first taxable year in which the U.S. Holder owned Etoiles Capital Class A ordinary shares or in which Etoiles Capital was a PFIC, whichever is later or a mark-to-market election (as described below). The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Etoiles Capital.

Under these rules:

●	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such holder’s Etoiles Capital Class A ordinary shares;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Etoiles Capital was a PFIC, would be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such holder’s holding period would be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the domestication (discussed under the heading “—Effects of Section 367 to U.S. Holders” above) generally would be treated as gain subject to these rules.

A proposed regulation issued under the PFIC rules generally treats an “option” to acquire the stock of a PFIC as stock of the PFIC, while a final regulation issued under the PFIC rules provides that the holder of an option is not entitled to make a QEF election with respect to the option. It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted if at all, and, further, whether the IRS would take the position that Section 1291(f) of the Code is effective in the absence of final Treasury Regulations. Therefore, U.S. Holders of Etoiles Capital Class A ordinary shares that have not made a timely QEF Election or a mark-to-market election (as described below) may, pursuant to the proposed Treasury Regulations, be subject to taxation on the domestication to the extent their shares have a fair market value in excess of their tax basis. An Electing Shareholder (as described below) generally would not be subject to the adverse PFIC rules discussed above but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Etoiles Capital, whether or not such amounts are actually distributed.

C.	Impact of PFIC Rules on U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Etoiles Capital Class A ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat Etoiles Capital as a “qualified electing fund” under Section 1295 of the Code for the tax year that is the first year in the U.S. Holder’s holding period of Class A ordinary shares during which Etoiles Capital qualified as a PFIC (a “QEF Election”). A U.S. Holder’s ability to make a QEF Election with respect to Etoiles Capital is contingent upon, among other things, the provision by Etoiles Capital of a “PFIC Annual Information Statement” to such U.S. Holder. We do not intend to provide to a U.S. Holder such information as the IRS may require in order to enable the U.S. Holder to make and maintain a QEF election. Therefore, prospective investors should assume that a qualified electing fund election will not be available. A U.S. Holder of Class A ordinary shares that made a QEF Election may be referred to as an “Electing Shareholder” and a U.S. Holder of Class A ordinary shares that did not make a QEF Election may be referred to as a “Non-Electing Shareholder”.

A U.S. Holder that has made a valid QEF election effective for the first taxable year in the U.S. Holder’s holding period will not be subject to the general PFIC rules. As a result, such a U.S. Holder generally should not recognize gain or loss as a result of the domestication except to the extent described under the heading “—Effects of Section 367 to U.S. Holders” above, as applicable.

A U.S. Holder that has not had a valid QEF election in effect for its entire holding period in its Class A ordinary shares (or a mark-to-market election as described below) may be subject to adverse tax consequences upon the sale of its Class A ordinary shares and upon the domestication (as described below). If such a U.S. Holder sells or is otherwise treated as disposing of its Class A ordinary shares, the entire amount of any gain realized upon the sale will be treated as an “excess distribution” made in the year of sale and as a consequence will generally be treated as ordinary income, and, to the extent allocated to years prior to the year of sale, will be subject to a special interest charge.

The impact of the PFIC rules on a U.S. Holder of Class A ordinary shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code (a “mark-to-market election”). Pursuant to a mark-to-market election, U.S. Holders who hold (directly or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on an established exchange. No assurance can be given that the Class A ordinary shares are considered to be regularly traded for purposes of the mark-to-market election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the adverse taxation rules of the proposed Treasury Regulations promulgated under Section 1291(f) of the Code discussed herein. However, if the mark-to-market election is made by a Non-Electing Shareholder after the beginning of the holding period for the PFIC stock, then the adverse taxation rules of the proposed Treasury Regulations promulgated under Section 1291(f) will apply to certain dispositions of, distributions on and other amounts taxable with respect to Class A ordinary shares.

U.S. Holders are strongly urged to consult their tax advisors concerning the impact of the PFIC rules on the domestication, including, without limitation, whether a QEF Election, “deemed sale” election and/or “mark to market” election is available and whether a “deemed sale” election is available to the extent a timely QEF Election cannot be made with respect to their Class A ordinary shares and the consequences to them of any such election.

Distributions on Shares of Etoiles Capital Nevada Common Stock

A U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid with respect to shares of Etoiles Capital Nevada Common Stock, to the extent the distribution is paid out of Etoiles Capital Nevada’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Common Stock and will be treated as described under “—Sale, Exchange or Other Disposition of Shares of Etoiles Capital Nevada Common Stock” below.

Dividends that Etoiles Capital Nevada pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, dividends that Etoiles Capital Nevada pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains.

Sale, Exchange or Other Disposition of Shares of Etoiles Capital Nevada Common Stock

Upon a sale or other taxable disposition of shares of Etoiles Capital Nevada Common Stock which, in general, would include a redemption of shares of Etoiles Capital Nevada that is treated as a sale of such securities, a U.S. Holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Etoiles Capital Nevada Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Etoiles Capital Nevada Common Stock so disposed of. See “—Effects of the Domestication on U.S. Holders” above for discussion of a U.S. Holder’s adjusted tax basis in its shares of Etoiles Capital Nevada Common Stock following the domestication.

NON-U.S. HOLDERS

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Etoiles Capital Nevada Common Stock by a non-U.S. Holder after the domestication. For purposes of this discussion, a non-U.S. Holder means a beneficial owner of Etoiles Capital Nevada Common Stock who or that is, for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

Dividends

In general, any distributions made to a non-U.S. Holder on shares of Etoiles Capital Nevada Common Stock, to the extent paid out of Etoiles Capital Nevada’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its common stock of Etoiles Capital Nevada and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Etoiles Capital does not expect to make any distributions to its shareholders in the near future.

Dividends paid by Etoiles Capital Nevada to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax”.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Etoiles Capital Nevada Common Stock unless:

(i)	such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)	the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply), or

(iii)	Etoiles Capital Nevada is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the common stock has ceased to be regularly traded on an established securities market or (B) the non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of the common stock.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Etoiles Capital Nevada Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. Any amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished by such non-U.S. Holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Etoiles Capital Class A ordinary shares and Etoiles Capital Nevada Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A ordinary shares or Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Class A ordinary shares or Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Class A ordinary shares or Common Stock.

APPRAISAL RIGHTS

Etoiles Capital shareholders do not have appraisal rights in connection with the domestication under the Companies Act (As Revised) of the Cayman Islands in connection with the continuation of the Company out of the Cayman Islands and its deregistration as a Cayman Islands exempted company, or under the NRS in connection with the domestication.

STOCKHOLDER NOMINATIONS AND PROPOSALS OF ETOILES CAPITAL

The disclosure set forth below describes the procedures for stockholder nominations and proposals pursuant to the Existing Organizational Documents of Etoiles Capital. The following summary is qualified in its entirety by reference to the complete text of the Existing Organizational Documents, a copy of which is attached as Annex A to this proxy statement/prospectus.

If the domestication is not effected, the Existing Organizational Documents will remain unchanged. To be considered for inclusion in the proxy statement relating to our 2026 annual general meeting of shareholders, we must receive shareholder proposals and nominations for director no later than [  ], 2026, or, if the date of the 2026 annual general meeting has been advanced or delayed by more than 30 days from the date of this year’s annual general meeting, then the deadline will be set by the Board and must be a reasonable time before Etoiles Capital begins to print and send its related proxy materials. Nominations and proposals also must satisfy other requirements set forth in the Existing Organizational Documents. Proposals that are not received in a timely manner will not be voted on at the 2026 annual general meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Attn: Hon Fai, TAM, Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central, Sheung Wan, Hong Kong.

STOCKHOLDER NOMINATIONS AND PROPOSALS OF ETOILES CAPITAL NEVADA

The disclosure set forth below describes the procedures for stockholder nominations and proposals pursuant to the Proposed Organizational Documents of Etoiles Capital Nevada. The following summary is qualified in its entirety by reference to the complete text of the Proposed Bylaws, a copy of which is attached as Annex C to this proxy statement/prospectus.

Annual Meeting of Stockholders Notice Requirements

If the domestication proposal is approved and the new charter proposal is approved and the domestication is to be effected, Etoiles Capital Nevada will be governed by the Proposed Organizational Documents. Nominations of persons for election to the board of directors of Etoiles Capital Nevada or the proposal of other business to be transacted by stockholders may only be made at a meeting properly called for such purpose and only (i) by or at the direction of the board of directors or any committee thereof or (ii) by a stockholder who (A) was a stockholder of record of Etoiles Capital Nevada when the notice is delivered to the secretary and at the time of the meeting, (B) is entitled to vote for the election of directors or such business, as applicable, at the meeting and (C) complies with the notice and other provisions of the Proposed Bylaws. Persons nominated for election to the board of directors of Etoiles Capital Nevada by stockholders in accordance with the applicable sections of the Proposed Bylaws are referred to as “Stockholder Nominees.” A stockholder nominating persons for election to the board of directors is referred to as the “Nominating Stockholder.”

The Proposed Bylaws provide that, for nominations or business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the secretary of Etoiles Capital Nevada and, in the case of proposed business, any such proposed business must constitute a proper matter for stockholder action. To be timely, the notice must be delivered personally or mailed to, and received at, the principal executive offices of Etoiles Capital Nevada, addressed to the secretary, by no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (A) no earlier than one hundred and twenty (120) days before such annual meeting and (B) no later than the later of ninety (90) days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure. In no event will an adjournment, postponement or deferral of any annual meeting of stockholders, or announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Special Meeting of Stockholders Notice Requirements

If the election of directors is included as business to be brought before a special meeting in Etoiles Capital Nevada’s notice of meeting, then nominations of persons for election to the board of directors at a special meeting of stockholders may be made (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of Etoiles Capital Nevada when the notice required by the Proposed Bylaws is delivered to the secretary of Etoiles Capital Nevada and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of the Proposed Bylaws. The required notice, to be timely, must be delivered personally or mailed to and received at the executive offices of Etoiles Capital Nevada, addressed to the attention of the secretary, by no earlier than one hundred and twenty (120) days before and no later than the later of ninety (90) days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or public disclosure.

Additional Stockholder Notice Requirements

Any stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) Stockholder Information (as defined below) with respect to each Nominating Stockholder and Stockholder Associated Person (as defined in the Proposed Bylaws) (B) a representation to Etoiles Capital Nevada that each Nominating Stockholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (C) all information regarding each Stockholder Nominee or Stockholder Associated Person, in each case, that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Rule 14a-19 under the Exchange Act (including a corresponding provision or successor rule); (D) the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by certain sections of the Proposed Bylaws; (E) a description of related party transactions and other information that would be required to be disclosed pursuant to federal securities law, including Rule 404 promulgated under Regulation S-K of the Securities Act (or any successor provision) if the Nominating Stockholder or the Stockholder Associated Person were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant; (F) Stockholder Information with respect to any stock or other interests of Etoiles Capital Nevada held by the Nominating Stockholder’s immediate family members; (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Nominating Stockholder and each Stockholder Associated Person, or they may incorporate a Schedule 13D or amendment that has been filed under the Exchange Act by reference (G) a representation to Etoiles Capital Nevada as to whether each Nominating Stockholder intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of Etoiles Capital Nevada’s outstanding capital stock required to approve the nomination or (y) otherwise to solicit proxies from stockholders in support of such nomination; (H) all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and (I) a representation by the Nominating Stockholder as to the accuracy of the information set forth in the notice; and (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) Stockholder Information of the stockholder proposing business (the “Proponent”) and any Stockholder Associated Person; (B) a representation to Etoiles Capital Nevada that each Proponent is a holder of record of stock of Etoiles Capital Nevada entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such stockholder business; (C) a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the meeting; (D) any material interest of each Proponent and any Stockholder Associated Person in such business; (C) a representation to Etoiles Capital Nevada as to whether the Proponent intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of Etoiles Capital Nevada’s outstanding capital stock required to approve or adopt such business or (y) otherwise to solicit proxies from the stockholders in support of such business; (E) all other information that would be required to be filed with the SEC if the Proponent or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and (F) a representation and covenant for the benefit of Etoiles Capital Nevada that the Proponents shall provide any other information reasonably requested by Etoiles Capital Nevada.

In addition, any stockholder’s notice to the secretary must include the following information: (i) the name and record address of each Proponent, as they appear on Etoiles Capital Nevada’s books; (ii) the name and address of any Stockholder Associated Person; (iii) as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, relating to or in connection with such business between or among the Proponent, on the one hand, and any Stockholder Associated Person or any other person or entity (including their names), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares) that has been entered into or is held, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of Etoiles Capital Nevada or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of Etoiles Capital Nevada, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of Etoiles Capital Nevada or otherwise (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of Etoiles Capital Nevada, (F) any rights to dividends on the stock of Etoiles Capital Nevada owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of Etoiles Capital Nevada, (G) any proportionate interest in stock of Etoiles Capital Nevada or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of Etoiles Capital Nevada or derivatives thereof, if any, as of the date of such notice (the information specified above in (i)-(iii) is referred to herein as “Stockholder Information”) provided however, the Proponent is only required to disclose any such agreement or understanding only to the extent known to, or to the extent such matters should be know after the exercise of reasonable diligence, by any Proponent.

The Proponents shall also provide any other information reasonably requested by Etoiles Capital Nevada within ten (10) business days after such request. In addition, the Proponent shall further update and supplement the information provided to Etoiles Capital Nevada in the notice of business or upon Etoiles Capital Nevada’s request as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of five (5) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at, the principal executive offices of Etoiles Capital Nevada, addressed to the secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than two (2) business days before the date of the meeting (in the case of an update and supplement required to be made as of five (5) business days before the meeting and adjournment or postponement thereof).

With respect to stockholder nominations of directors for election to the Board, the Nominating Stockholders shall further update and supplement the information provided to Etoiles Capital Nevada in their notice or upon Etoiles Capital Nevada’s request as needed, so that such information shall be true and correct as of the record date for the meeting. Such update and supplement must be delivered personally or mailed to, and received at, the principal executive offices of Etoiles Capital Nevada, addressed to the secretary, by no later than ten (10) business days after the record date for the meeting. In addition, the Nominating Stockholder shall deliver to Etoiles Capital Nevada, not later than six (6) business days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof, reasonable evidence that it has complied with the requirements of Rule 14a-19.

Director Nominee Eligibility Requirements

To be eligible to be a nominee for election or re-election as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the board of directors) to the secretary at the principal executive offices of Etoiles Capital Nevada, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to Etoiles Capital Nevada or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Etoiles Capital Nevada with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of Etoiles Capital Nevada that are applicable to directors.

General

The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought or a nomination was not made, as the case may be, in accordance with the foregoing procedures prescribed by the proposed bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and the defective nomination shall be disregarded, as the case may be. If the stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by Etoiles Capital Nevada. To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of our corporate secretary. Following the domestication, such communications should be sent to the same address. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. Fennemore Craig, P.C. have passed upon the validity of the securities of Etoiles Capital Nevada offered by this proxy statement/prospectus. Loeb & Loeb LLP, tax counsel for Etoiles Capital, have passed upon certain U.S. federal income tax consequences of the domestication for Etoiles Capital.

EXPERTS

SRCO, C.P.A., Professional Corporation, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025 and 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on SRCO, C.P.A., Professional Corporation’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Etoiles Capital has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Etoiles Capital files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Etoiles Capital at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

All information contained in this proxy statement/prospectus relating to Etoiles Capital has been supplied by Etoiles Capital.

Incorporation by Reference of Certain of Etoiles Capital’s Filings with the SEC

The SEC allows Etoiles Capital to “incorporate by reference” certain information filed with the SEC into this proxy statement/prospectus, which means that Etoiles Capital can disclose important information to you by referring you to other documents that Etoiles Capital has filed separately with the SEC. You should read any information incorporated by reference because it is an important part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the Etoiles Capital documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Etoiles Capital with the SEC:

●	Etoiles Capital’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on May 14, 2026;

●	Etoiles Capital’s Current Report on Form 6-K, filed with the SEC on October 6, 2025, October 30, 2025, November 4, 2025, November 25, 2025, December 30, 2025, July 8, 2026 and July 10, 2026; and

●	The description of Etoiles Capital’s ordinary shares contained in Etoiles Capital’s Registration Statement on Form 8-A, filed with the SEC on August 7, 2025, including any amendment or report filed for the purpose of updating such description.

This proxy statement/prospectus also incorporates by reference any additional filings that Etoiles Capital makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the annual meeting, and thereafter until the consummation of the domestication (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Any statement contained in a document incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that is also, or is deemed to be, incorporated by reference into this proxy statement/prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this proxy statement/prospectus, except as modified or superseded.

DELINQUENT SECTION 16(A) REPORTS

Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act, were filed.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://ir.etoilesgroup.com/corporate-governance/documents-charters. Our code of conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by Nasdaq Listing Rules.

OTHER MATTERS

The Board knows of no other business which will be presented to the annual general meeting. If any other business is properly brought before the annual general meeting, proxies will be voted in accordance with the judgment of the persons named therein.

THE BOARD OF DIRECTORS

Hong Kong

[●], 2026

ANNEXES

Annex A

Companies Act (Revised)

Company Limited by Shares

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF

THRIVE CAPITAL GROUP CO., LTD

(Adopted by special resolution passed on 4 November 2024)

www.verify.gov.ky File#: 413801

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Thrive Capital Group Co., Ltd

(Adopted by special resolution passed on 4 November 2024)

1	The name of the Company is Thrive Capital Group Co., Ltd.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

www.verify.gov.ky File#: 413801

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$50,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value US$0.0001 each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares;

(b)	to increase or reduce its capital;

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

www.verify.gov.ky File#: 413801

Companies Act (Revised)

Company Limited By Shares

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION
OF

THRIVE CAPITAL GROUP CO., LTD

(Adopted by special resolution passed on 4 November 2024)

www.verify.gov.ky File#: 413801

CONTENTS

1	Definitions, interpretation and exclusion of Table A	1
Definitions		1
Interpretation		5
Exclusion of Table A Articles		6

2	Shares	6
Power to issue Shares and options, with or without special rights		6
Power to issue fractions of a Share		7
Power to pay commissions and brokerage fees		7
Trusts not recognised		7
Security interests		7
Rights of Shares		8
Power to vary class rights		9
Effect of new Share issue on existing class rights		10
No bearer Shares or warrants		10
Treasury Shares		10
Rights attaching to Treasury Shares and related matters		10
Register of Members		11
Annual Return		11

3	Share certificates	11
Issue of share certificates		11
Renewal of lost or damaged share certificates		12

4	Lien on Shares	12
Nature and scope of lien		12
Company may sell Shares to satisfy lien		13
Authority to execute instrument of transfer		13
Consequences of sale of Shares to satisfy lien		13
Application of proceeds of sale		14

5	Calls on Shares and forfeiture	14
Power to make calls and effect of calls		14
Time when call made		14
Liability of joint holders		15
Interest on unpaid calls		15
Deemed calls		15
Power to accept early payment		15
Power to make different arrangements at time of issue of Shares		15
Notice of default		15
Forfeiture or surrender of Shares		16
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		16
Effect of forfeiture or surrender on former Member		16
Evidence of forfeiture or surrender		17
Sale of forfeited or surrendered Shares		17

6	Transfer of Shares	17
Form of Transfer		17
Power to refuse registration for Shares not listed on a Designated Stock Exchange		17
Suspension of transfers		18
Company may retain instrument of transfer		18
Notice of refusal to register		18

A-i www.verify.gov.ky File#: 413801

7	Transmission of Shares	18
Persons entitled on death of a Member		18
Registration of transfer of a Share following death or bankruptcy		19
Indemnity		19
Rights of person entitled to a Share following death or bankruptcy		19

8	Alteration of capital	20
Increasing, consolidating, converting, dividing and cancelling share capital		20
Dealing with fractions resulting from consolidation of Shares		20
Reducing share capital		21

9	Redemption and purchase of own Shares	21
Power to issue redeemable Shares and to purchase own Shares		21
Power to pay for redemption or purchase in cash or in specie		21
Effect of redemption or purchase of a Share		21

10	Meetings of Members	22
Annual and extraordinary general meetings		22
Power to call meetings		22
Content of notice		23
Period of notice		23
Persons entitled to receive notice		24
Accidental omission to give notice or non-receipt of notice		24

11	Proceedings at meetings of Members	24
Quorum		24
Lack of quorum		25
Chairman		25
Right of a Director to attend and speak		25
Accommodation of Members at Virtual Meeting		25
Security		26
Adjournment, postponement and cancellation		26
Method of voting		26
Taking of a poll		26
Chairman’s casting vote		27
Written resolutions		27
Sole-Member Company		28

12	Voting rights of Members	29
Right to vote		29
Rights of joint holders		29
Representation of corporate Members		29
Member with mental disorder		30
Objections to admissibility of votes		30
Form of proxy		30
How and when proxy is to be delivered		31
Voting by proxy		32

13	Number of Directors	32

14	Appointment, disqualification and removal of Directors	32
First Directors		32
No age limit		32
Corporate Directors		33
No shareholding qualification		33
Appointment of Directors		33
Board’s power to appoint Directors		33
Removal of Directors		33
Resignation of Directors		34
Termination of the office of Director		34

A-ii www.verify.gov.ky File#: 413801

15	Alternate Directors	34
Appointment and removal		34
Notices		35
Rights of alternate Director		35
Appointment ceases when the appointor ceases to be a Director		35
Status of alternate Director		36
Status of the Director making the appointment		36

16	Powers of Directors	36
Powers of Directors		36
Directors below the minimum number		36
Appointments to office		37
Provisions for employees		37
Exercise of voting rights		37
Remuneration		38
Disclosure of information		38

17	Delegation of powers	38
Power to delegate any of the Directors’ powers to a committee		38
Local boards		39
Power to appoint an agent of the Company		39
Power to appoint an attorney or authorised signatory of the Company		40
Borrowing Powers		40
Corporate Governance		40

18	Meetings of Directors	41
Regulation of Directors’ meetings		41
Calling meetings		41
Notice of meetings		41
Use of technology		41
Quorum		41
Chairman or deputy to preside		41
Voting		41
Recording of dissent		42
Written resolutions		42
Validity of acts of Directors in spite of formal defect		42

19	Permissible Directors’ interests and disclosure	42

20	Minutes	43

21	Accounts and audit	43
Auditors		43

22	Record dates	44

23	Dividends	44
Source of dividends		44
Declaration of dividends by Members		44
Payment of interim dividends and declaration of final dividends by Directors		45
Apportionment of dividends		45
Right of set off		46
Power to pay other than in cash		46
How payments may be made		46
Dividends or other monies not to bear interest in absence of special rights		47
Dividends unable to be paid or unclaimed		47

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24	Capitalisation of profits	47
Capitalisation of profits or of any share premium account or capital redemption reserve;		47
Applying an amount for the benefit of Members		48

25	Share Premium Account	48
Directors to maintain share premium account		48
Debits to share premium account		48

26	Seal	48
Company seal		48
Duplicate seal		48
When and how seal is to be used		49
If no seal is adopted or used		49
Power to allow non-manual signatures and facsimile printing of seal		49
Validity of execution		49

27	Indemnity	49
Release		50
Insurance		50

28	Notices	51
Form of notices		51
Electronic communications		51
Persons entitled to notices		52
Persons authorised to give notices		52
Delivery of written notices		52
Joint holders		52
Signatures		52
Giving notice to a deceased or bankrupt Member		53
Date of giving notices		53
Saving provision		54

29	Authentication of Electronic Records	54
Application of Articles		54
Authentication of documents sent by Members by Electronic means		54
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		54
Manner of signing		55
Saving provision		55

30	Transfer by way of continuation	55

31	Winding up	56
Distribution of assets in specie		56
No obligation to accept liability		56

32	Amendment of Memorandum and Articles	56
Power to change name or amend Memorandum		56
Power to amend these Articles		56

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Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Articles of Association

of

Thrive Capital Group Co., Ltd

(Adopted by special resolution passed on 4 November 2024)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father- in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” in this definition shall mean the ownership, directly or indirectly, of securities possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, securities having such power only by reason of the happening of a contingency not within the reasonable control of such partnership, corporation, natural person or entity), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

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Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Class A Ordinary Share means the class A ordinary shares of US$0.0001 par value each of the Company, which have the rights set forth in these Articles;

Class B Ordinary Share means the class B ordinary shares of US$0.0001 par value each of the Company, which have the rights set forth in these Articles;

Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a)	the calendar day when the notice is given or deemed to be given; and

(b)	the calendar day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Conversion Date means in respect of a Conversion Notice means the day on which that Conversion Notice is delivered;

Conversion Notice means a written notice delivered to the Company at its office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 2.9(a);

Conversion Number in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate;

Conversion Rate in relation to the conversion of Class B Ordinary Shares to Class A Ordinary Shares means, at any time, on a [one-to-one] basis. The foregoing Conversion Rate shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue;

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Conversion Right in respect of a holder of Class B Ordinary Shares, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means the Nasdaq Capital Market in the United States of America for so long as any class of the Company’s Shares are there listed and any other stock exchange on which any class of the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Communication Facilities means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video- communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

general meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

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Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the memorandum of association of the Company as amended from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a general meeting passed by a simple majority of the votes by Members who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that meeting. The expression includes a written resolution signed by the requisite majority in accordance with Article 11.14;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means a share in the share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution means a resolution of a general meeting or a resolution of a meeting of the holders of any class of Shares in a class meeting duly constituted in accordance with the Articles in each case passed by a majority of not less than two-thirds of the votes by Members who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution signed by all of the Members entitled to vote at such meeting;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.15;

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

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Virtual Meeting means any general meeting of the Members at which the Members (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Electronic Communication Facilities.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

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(j)	The term “present” means, in respect of any person attending a meeting, such person’s presence at a general meeting of Members (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorised representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Electronic Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Electronic Communication Facilities.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles about the redemption and purchase of the Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	Without limitation to the two preceding Articles,

(a)	the Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide;

(b)	the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

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Power to issue fractions of a Share

2.4	Subject to the Act, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.5	The Company may pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.6	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.7	Except as required by Act:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.8	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

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Rights of Shares

2.9	Subject to Article 2.1, the Memorandum and any Special Resolution to the contrary and without prejudice to any special rights conferred thereby on the holders of any other Shares or class of Shares, Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than as set out below:

(a)	Conversion Rights:

(i)	Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share in its holding. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

(ii)	Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(iii)	On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified (or in such other manner as the Directors may direct that is not in contravention of applicable laws) as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the register of members and shall procure that, if required, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

(iv)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall: (A) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and (B) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

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(b)	Voting Rights:

(i)	Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent.

(ii)	Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company; whereas, each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

(c)	Transfer Rights:

(i)	Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such Conversion Number of Class A Ordinary Shares calculated based on the Conversion Rate.

(ii)	For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Company’s register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding fee simple ownership interest to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares upon the Company’s registration of the third party or its designee as a Member holding that number of Class A Ordinary Shares in the register of Members.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

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2.11	For the purpose of Article 2.10(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class.

2.12	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Effect of new Share issue on existing class rights

2.13	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

No bearer Shares or warrants

2.14	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.15	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.16	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

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2.17	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.18	Nothing in Article 2.17 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.19	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.20	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

2.21	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with section 40B of the Act.

Annual Return

2.22	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

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3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the applicable laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

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(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen (14) Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

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4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

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Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

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Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.13	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

5.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.15	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

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Evidence of forfeiture or surrender

5.16	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.17	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of Shares

Form of Transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, a Member may freely transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange (if such Shares are listed on the Designated Stock Exchange) or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares of any class in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

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(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 Clear Days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 Clear Days in any year.

Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares of any class not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

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7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

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8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	either round up or down the fraction to the nearest whole number, such rounding to be determined by the Directors acting in their sole discretion;

(b)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); or

(c)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

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Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

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(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or purchase.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the applicable Designated Stock Exchange Rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Power to call meetings

10.3	The Directors may call a general meeting at any time.

10.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.5	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

10.6	The requisition must be in writing and given by one or more Members who together hold at least ten per cent of the rights to vote at such general meeting.

10.7	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

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10.8	Should the Directors fail to call a general meeting within 21 Clear Days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

10.9	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least five (5) per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.10	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

10.11	Notice of a general meeting shall specify each of the following:

(a)	place, the date and the hour of the meeting;

(b)	whether the meeting will be held virtually, at a physical place or both;

(c)	if the meeting is to be held in any part at a physical place, the address of such place;

(d)	if the meeting is to be held in two or more places, or in any part virtually, the Electronic Communication Facilities that will be used to facilitate the meeting, including the procedures to be followed by any Member or other participant of the meeting who wishes to utilise such Electronic Communication Facilities for the purposes of attending and participating in such meeting;

(e)	subject to paragraph (f) and the requirements of (to the extent applicable) the Designated Stock Exchange Rules, the general nature of the business to be transacted; and

(f)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.12	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

10.13	At least five (5) Clear Days’ notice must be given to Members for any general meeting.

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10.14	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold at least seventy-five per cent (75%) of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

10.15	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors (if appointed).

10.16	The Board may determine that the Members entitled to receive notice of, attend and vote at a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.17	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.18	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy at the meeting. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

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(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting.

Lack of quorum

11.2	If a quorum is not present at the meeting within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy at the meeting shall constitute a quorum.

Chairman

11.3	The chairman of a general meeting (including any Virtual Meeting) shall be the chairman of the Board or such other Director as the Directors may determine. Absent any such person being present at the meeting within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting. The chairman of the meeting shall be entitled to attend and participate at any such general meeting by means of Electronic Communication Facilities, and to act as the chairman of such general meeting, in which event the chairman of the meeting shall be deemed to be present at the meeting.

11.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at Virtual Meeting

11.6	A Member entitled to receive notice and attend a meeting will be deemed to be in attendance at such meeting despite their attendance being virtual if adequate facilities are available to ensure that the Member is able to:

(a)	to participate in the business for which the meeting has been convened; and

(b)	to hear all that happens at the meeting.

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Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting.

Security

11.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment, postponement and cancellation

11.8	A meeting may be:

(a)	postponed or cancelled prior to the meeting at the discretion of the Directors by written notice provided to all persons entitled to attend the meeting, unless the meeting was requisitioned by Members or otherwise called by Members pursuant to Article 10; or

(b)	adjourned, with or without an appointed date for resumption, at any time during the meeting at the discretion of the chairman with the consent of the Members constituting a quorum.

The chairman must adjourn the meeting if so directed by the Members constituting a quorum at the meeting. No business, however, can be transacted at an adjourned or postponed meeting other than business which might properly have been transacted at the original meeting.

11.9	Should a meeting be adjourned for more than seven (7) Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least seven (7) Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

11.10	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

11.11	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a Virtual Meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

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Chairman’s casting vote

11.12	In the case of an equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

Written resolutions

11.13	Without limitation to section 60(1) of the Act, Members may pass a Special Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed when all such Members have so signified their agreement to the resolution.

11.14	Members may pass an Ordinary Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are:

(i)	given notice of the resolution as if the same were being proposed at a meeting of Members; and

(ii)	notified in the same or an accompanying notice of the date by which the resolution must be passed if it is not to lapse, being a period of 7 days beginning with the date that the notice is first given;

(b)	the required majority of the Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

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(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed upon the later of these dates: (i) subject to the following Article, the date next immediately following the end of the period of 5 days beginning with the date that notice of the resolution is first given and (ii) the date when the required majority have so signified their agreement to the resolution. However, the proposed written resolution lapses if it is not passed before the end of the period of 7 days beginning with the date that notice of it is first given.

11.15	If all Members entitled to be given notice of the Ordinary Resolution consent, a written resolution may be passed as soon as the required majority have signified their agreement to the resolution, without any minimum period of time having first elapsed. Save that the consent of the majority may be incorporated in the written resolution, each consent shall be in writing or given by Electronic Record and shall otherwise be given to the Company in accordance with Article 28 (Notices) prior to the written resolution taking effect.

11.16	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

11.17	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.18	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.19	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

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12	Voting rights of Members

Right to vote

12.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares. Unless otherwise required under the Act or by these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members.

12.2	Members may vote in person or by proxy.

12.3	On a poll, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. A fraction of a Class A Ordinary Share shall entitle its holder to an equivalent fraction of one (1) vote, and a fraction of a Class B Ordinary Share shall entitle its holder to an equivalent fraction of ten

(10) votes.

12.4	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

12.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.8	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.9	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

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12.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

Member with mental disorder

12.12	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.13	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.14	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.15	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.16	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.17	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.18	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.16.

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12.19	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.18 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.20	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 12.20(a) and Article 12.20(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.21	If the form of appointment of proxy is not delivered on time, it is invalid.

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12.22	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.23	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.24	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

12.25	The instrument appointing a proxy to vote at a meeting shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be unlimited.

14	Appointment, disqualification and removal of Directors

First Directors

14.1	The first Directors shall be appointed in writing by the subscriber or subscribers to the Memorandum, or a majority of them.

No age limit

14.2	There is no age limit for Directors save that they must be at least eighteen years of age.

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Corporate Directors

14.3	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.4	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.5	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

14.6	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

14.7	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

14.8	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require as determined by the Board.

Board’s power to appoint Directors

14.9	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

14.10	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Members or re-appointment by the Board.

Removal of Directors

14.11	A Director may be removed by Ordinary Resolution.

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Resignation of Directors

14.12	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.13	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

14.14	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.15	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board.

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15.2	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board.

15.3	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.5	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

15.6	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

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(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.7	An alternate Director shall carry out all functions of the Director who made the appointment.

15.8	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.9	An alternate Director is not the agent of the Director appointing him.

15.10	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.11	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

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Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A Director, Secretary or other Officer of the Company may not the hold the office, or perform the services, of auditor.

Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

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Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

16.17	Subject to compliance with applicable laws, including the applicable federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

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17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5	For so long as the Shares are listed on a Designated Stock Exchange, the Board shall, if required by the Designated Stock Exchange Rules, establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The committees shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other applicable laws.

Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

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Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

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18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

18.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.6	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number.

Chairman or deputy to preside

18.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

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Recording of dissent

18.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.14	A resolution in writing passed pursuant to Article 18.11, Article 18.12 and/or Article 18.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

18.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the Director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

21.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

21.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

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21.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

21.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

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Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

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Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

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23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

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Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

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When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or int he execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

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(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty.

Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

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(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve or otherwise accept the notice; or

(b)	any Director or Officer provides the giver of the notice an electronic address to which the notice may be sent and a notice is sent to that address within a reasonable period of time.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has provided the giver of the notice with an Electronic address to which notice may be sent.

28.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

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(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

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28.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	48 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

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Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 29.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

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(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

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30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

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Annex B1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Formation - Profit Corporation NRS 78 - Articles of Incorporation Domestic Corporation NRS 80 - Foreign Corporation NRS 89 - Articles of Incorporation Professional Corporation 78A Formation - Close Corporation (Name of Close Corporation MUST appear in the below heading) Articles of Formation of ______________________________________________ a close corporation (NRS 78A) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Name of Entity: (If foreign, name in home jurisdiction) Commercial Registered Agent:(name only below) Noncommercial Registered Agent (name and address below) Office or Position with Entity (title and address below) Name of Registered Agent OR Title of Office or Position with Entity Nevada Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code 4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions) 3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below) 1) Name Street Address City 2) Name Street Address City 2. Registered Agent for Service of Process: (Check only one box) 2a. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form. X __________________________________________________________________________ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 3) Street Address City Name This corporation is a close corporation operating with a board of directors Yes OR No State Zip/Postal Code 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. 5. Jurisdiction of Incorporation: (NRS 80 only) 5a. Jurisdiction of incorporation: Country State Zip/Postal Code Country State Zip/Postal Code Country This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 5/22/2024 NRS 80 - Foreign Corporation Professional Corporation Universal Registered Agents, Inc. Etoiles Capital Group Co., Ltd. 321 West Winnie Lane #104 Carson City 89703 Kit Shing, CHEUNG Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen’s Road Central Sheung Wan 0000 Wesley CHU Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Yeung Tak, CHEN Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000

B1-1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation  Profit Corporation Continued, Page 2 By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes Number of Authorized shares with Par value: Number of Common shares with Par value: Number of Preferred shares with Par value: Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. Par value: $ Par value: $ 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) 8. Authorized Shares: (Number of shares corporation is authorized to issue NRS 80: Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.) I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X _________________________________________ Name 9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. City State Zip/Postal Code Please include any required or optional information in space below: (attach additional page(s) if necessary) AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Country (attach additional page if necessary) Address This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 5/21/2024 Par value: $ Foreign Corporations, NRS 80 only: This is a corporation is a non-stock corporation. This is a corporation is a unlimited stock corporation Please indicate the break down of all corporate shares and the par value. 0.0001 450,000,000 All legal acts. 450,000,000 0.0001 0 0 Kit Shing, CHEUNG Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Addendum Attached. 450,000,000 0.0001

B1-2

Initial List and State Business License Application Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees: NAME OF ENTITY TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited-Liability Company Limited Partnership Limited-Liability Partnership Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership) Business Trust Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit-owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No – no additional form is required Yes – the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required ** Failure to include the required statement form will result in rejection of the filing and could result in late fees.** Page 1 of 2 Revised: 8/1/2023 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Etoiles Capital Group Co., Ltd. 0002058349

B1-3

Initial List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners or Trustees: None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Signature of Officer, Manager, Managing Title Date Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED. Page 2 of 2 Revised: 8/1/2023 X FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Chief Executive Officer Kit Shing, CHEUNG Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Chief Financial Officer Hon Fai, TAM Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Chief Financial Officer Hon Fai, TAM Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Kit Shing, CHEUNG Hong Kong Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central Sheung Wan 0000 Chief Executive Officer

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 Annex B2

ADDENDUM TO

ARTICLES OF INCORPORATION OF

ETOILES CAPITAL GROUP CO., LTD

The Articles of Incorporation of Etoiles Capital Group Co., Ltd (the “Corporation”) are hereby supplemented with the following additions to Articles 8-9 and the addition of Articles 10-14.

ARTICLE 8

AUTHORIZED SHARES

The Corporation shall have authority to issue 450,000,000 common voting shares having a par value of $0.0001 per share (“Common Stock”). All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 9

BOARD OF DIRECTORS

The governing board of this Corporation shall be known as directors. The number of directors shall be not less than one (1) nor more than fifteen (15) and may from time-to-time be increased or decreased in such manner as shall be provided in the bylaws of this Corporation.

ARTICLE 10

LIMITATION OF LIABILITY

The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.138(7) thereof, as the same may be amended and supplemented from time-to-time.

ARTICLE 11

INDEMNIFICATION

To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may be amended, the Corporation shall indemnify and advance expenses to any person who incurs expenses or liabilities for any action taken, or any failure to take any action, while serving as a director or officer of the Corporation, or while serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. The foregoing indemnification and advancement of expenses shall be mandatory in all circumstances in which the same are permitted by law. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any matter giving rise to indemnification and advancement of expenses occurring prior to such repeal, amendment or modification.

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ARTICLE 12

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 12 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 13

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Section 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 10 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE 14

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

From time-to-time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article 14.

The Board of Directors of the Corporation shall have the power to make, alter, amend, or repeal the bylaws of the Corporation, except to the extent that the bylaws otherwise provide.

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Annex C

BYLAWS
OF
ETOILES CAPITAL GROUP CO., LTD

Adopted on [   ], 2026

Article I
OFFICES

1.1.  Registered Office. The registered office and registered agent of Etoiles Capital Group Co., Ltd (the “Corporation”) shall be as from time to time set forth in the Corporation’s Articles of Incorporation.

1.2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II
STOCKHOLDERS’ MEETINGS

2.1. Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Stockholders and certain other persons permitted by the Corporation to attend a meeting of stockholders may participate in the meeting through remote communication, including, without limitation, electronic communications, videoconferencing, teleconferencing or other available technology, if the Corporation has implemented reasonable measures to (a) verify the identity of each person participating through such means as a stockholder or permitted person and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

2.2. Annual Meeting.

(a) The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the Nevada Revised Statutes, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined in this Section), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary by registered mail at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (i) not earlier than the close of business on the one hundred twentieth (120th) day prior to the currently proposed annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or (ii) by the tenth (10th) business day following the day on which public announcement of the date of such meeting is first made, whichever of (i) or (ii) occurs first. In the event that an annual meeting has not been previously held, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) business day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Accesswire, Market Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President, or shall be called by any of the foregoing at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

2.4. Notice of Meetings. Written notice stating (a) the date and time of the meeting, (b) the means of remote communication, if any, by which stockholders and proxies shall be deemed to be present in person and vote at the meeting, (c) unless the meeting is to be held solely by remote communication, the physical location of the meeting, and (d) except in the case of the annual meeting, the purpose or purposes for which the meeting is called, must be delivered personally, mailed postage prepaid or delivered as provided in Section 7.1 to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, it must be directed to the stockholder at his or her address as it appears upon the records of the Corporation. Without limiting the foregoing, to the extent permitted by NRS 78.370(9), the Corporation may satisfy applicable notice requirements through the timely filing of a proxy statement or amendment thereto pursuant to Section 14(a) of the Exchange Act.

2.5. Quorum; Adjournment. At all meetings of the stockholders, the presence in person or by proxy of the holders of one-third of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If a meeting of stockholders is adjourned, notice of the following information need not be delivered if the information is announced at the meeting at which the adjournment is taken: (a) the date and time of the adjourned meeting; (b) the means of remote communication, if any, by which stockholders and proxies shall be deemed to be present in person and vote at the adjourned meeting; and (c) unless the adjourned meeting is to be held solely by remote communication, the physical location of the adjourned meeting. If a new record date is fixed for an adjourned or postponed meeting, notice of the adjourned or postponed meeting must be delivered to each stockholder of record as of the new record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.6. Voting. Each outstanding share of the Corporation’s capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are otherwise provided by applicable law or the Articles of Incorporation. When a quorum is present at any meeting of the Corporation’s stockholders, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for directors shall be in accordance with Section 3.2 of these Bylaws.

2.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, a stockholder may sign a writing authorizing another person or persons to act for him or her as proxy. Any copy, communication by electronic transmission or other reliable reproduction of the writing may be substituted for the original writing for any purpose for which the original writing could be used, if the copy, communication by electronic transmission or other reproduction is a complete reproduction of the entire original writing. Except as otherwise provided below, no such proxy is valid after the expiration of six (6) months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for as long as it is coupled with an interest sufficient in law to support an irrevocable power. Unless otherwise provided in the proxy, a proxy made irrevocable is revoked when the interest with which it is coupled is extinguished, but the Corporation may honor the proxy until notice of the extinguishment of the proxy is received by the Corporation.

2.8. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. If a record date for a meeting of stockholders is not fixed by the Board of Directors, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed to a date more than 60 days later than the meeting date set for the original meeting. With respect to stockholder action by written consent, the Board of Directors may fix a record date for determining the stockholders entitled to consent to corporate action in writing without a meeting in the manner and within the period prescribed by the NRS 78.350(6). If the Board of Directors does not fix such a record date, the record date shall be determined in accordance with the NRS 78.350(7).

2.9. Action by Consent. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Article III
BOARD OF DIRECTORS

3.1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, a stockholders’ agreement or these Bylaws directed or required to be exercised or done by the stockholders.

3.2. Qualification; Election; Term. None of the directors need be a stockholder of the Corporation or a resident of the State of Nevada. The directors shall be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

3.3. Number. The number of directors of the Corporation shall be fixed as the Board of Directors may from time to time designate. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall be effective upon receipt unless the notice specifies a later effective date.

3.5. Removal. Any director may be removed either for or without cause only by the affirmative vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

3.6. Vacancies. All vacancies on the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall hold office for the remainder of the term of the directorship in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.

3.7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Nevada as may be fixed from time to time by the Board of Directors. The members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee through electronic communications, videoconferencing, teleconferencing or other available technology if the Corporation has implemented reasonable measures to (a) verify the identity of each person participating through such means as a director or committee member, as the case may be, and (b) provide the directors or committee members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or committee members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.

3.8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

3.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President on oral or written notice to each director, given either personally, by telephone, by mail, by facsimile or by e-mail or other electronic transmission at least twenty-four (24) hours prior to the time of the meeting. Special meetings shall be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any director. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice.

3.10. Quorum and Voting. At all meetings of the Board of Directors the presence of a majority of the number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

3.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting by written consent in the manner and to the extent permitted by NRS 78.315, as amended from time to time.

3.12. Compensation of Directors. Directors shall receive such compensation for their services, and reimbursement for their expenses as the Board of Directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more directors of the Corporation and such other persons as appointed by the Board of Directors provided at least one member of the Board of Directors serves on such committee, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation. Unless the Board of Directors shall otherwise provide, regular meetings of the committee appointed pursuant to this Section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Article IV
OFFICERS

4.1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, and a Chief Financial Officer, who shall serve as the Treasurer of the Corporation unless the Board of Directors appoints a separate Treasurer. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, and one or more Vice Presidents, Assistant Vice Presidents and Assistant Secretaries. Any two or more offices may be held by the same person.

4.2. Subordinate Officers. The Board of Directors may appoint, or may empower the Chairman of the Board of Directors, the Chief Executive Officer, or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors or such delegate may from time to time determine.

4.3. Election and Term. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the officers, none of whom need be a member of the Board of Directors. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur.

4.4. Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

4.5. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4.6. Duties of Officers.

(a) Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(b) Chief Executive Officer. The powers and duties of the Chief Executive Officer are: (a) to act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation; (b) to preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors or if there is no Chairman of the Board of Directors, at all meetings of the Board of Directors; (c) to call meetings of the stockholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and (d) to affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation, to sign certificates for shares of stock of the Corporation, and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

(c) President. The powers and duties of the President are: (a) subject to the authority granted to the Chief Executive Officer, if any, to act as the general manager of the Corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation; (b) to preside at all meetings of the stockholders and Board of Directors in the absence of the Chairman of the Board of Directors and the Chief Executive Officer or if there be no Chairman of the Board of Directors or Chief Executive Officer; and (c) to affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Corporation, to sign certificates for shares of stock of the Corporation, and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) Chief Financial Officer. The powers and duties of the Chief Financial Officer are: (a) to supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares; (b) to have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board of Directors; (c) to receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation; (d) to disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements; (e) to render to the Chief Executive Officer, the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors or these Bylaws. The Chief Financial Officer may direct the any Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(f) Secretary. The powers and duties of the Secretary are: (a) to keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board of Directors may order, of all meetings of its directors and stockholders, whether regular or special, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof; (b) to keep the seal of the Corporation and to affix the same to all instruments which may require it; (c) to keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the stockholders of the Corporation; (d) to keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance, provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents; (e) to transfer upon the share books of the Corporation any and all shares of the Corporation, provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents; and (f) to make service and publication of all notices that may be necessary or proper and without command or direction from anyone. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

4.7. Divisional and Other Officers Appointed by the Chief Executive Officer or President. The Chief Executive Officer, or President if there is no Chief Executive Officer, shall have the power, in the exercise of his or her discretion, to appoint additional persons to hold positions and titles such as vice president of a division of the Corporation or president of a division of the Corporation, or similar such titles, as the business of the Corporation may require, subject to such limits in appointment power as the Board of Directors may determine. The Board of Directors shall be advised of any such appointment at a meeting of the Board of Directors, and the appointment shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Section. Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the Chief Executive Officer or President shall determine. Appointees may hold titles such as “president” of a division or other group within the Corporation, or “vice president” of a division or other group within the Corporation. However, any such appointee, absent specific election by the Board of Directors as an elected corporate officer, (a) shall not be considered an officer elected by the Board of Directors pursuant to this Article IV and shall not have the executive powers or authority of corporate officers elected pursuant to this Article IV and (b) shall be empowered to represent himself or herself to third parties as a divisional or group vice president or other title permitted, as applicable, only, and shall be empowered to execute documents, bind the Corporation or otherwise act on behalf of the Corporation only as authorized by the Chief Executive Officer or the President or by resolution of the Board of Directors.

4.8. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

4.9. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the Board of Directors deems appropriate.

Article V
SHARES OF STOCK

5.1. Form of Certificates. The Corporation may, but is not required to, deliver to each stockholder a certificate or certificates, in such form as may be determined by the Board of Directors, representing shares to which the stockholder is entitled. Such certificates shall be consecutively numbered and shall be registered on the books and records of the Corporation or its transfer agent as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by such officer or officers, or agent or agents, as the Board of Directors may designate, and may bear facsimile signatures to the extent permitted by applicable law.

5.2. Shares without Certificates. The Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by the Nevada Revised Statutes, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 5.1. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder of record the written statement required by NRS 78.235. Thereafter, the Corporation shall provide any confirming statement required by NRS 78.235 within the period prescribed thereby.

5.3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued, or that uncertificated shares be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. When a certificate has been lost or apparently destroyed or stolen, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate or uncertificated shares.

5.4. Restrictions on Transfer. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the sale, transfer, assignment, pledge, or other disposal of or encumbering of any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

5.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Article VI
INDEMNIFICATION

6.1. Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers (for the purposes of this Article, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Nevada Revised Statutes or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada Revised Statutes or any other applicable law or (d) such indemnification is required to be made under Section 6.4.

6.2. Other Officers, Employees and Other Agents. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Nevada Revised Statutes or any other applicable law. With respect to persons other than directors and executive officers, the Board of Directors may delegate to one or more officers or other persons the authority to determine whether and to what extent indemnification shall be provided.

6.3. Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that, if the Nevada Revised Statutes requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (b) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

6.4. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Article VI to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Nevada Revised Statutes or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes or any other applicable law.

6.6. Survival of Rights. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.7. Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person whom the Corporation is authorized or required to indemnify to the fullest extent permitted by applicable law.

6.8. Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

6.9. Saving Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under applicable law.

6.10. Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts and witnesses, travel expenses and all other costs and expenses actually and reasonably incurred in connection with a proceeding, but shall not include judgments, fines, penalties or amounts paid in settlement except to the extent expressly provided elsewhere in this Article.

(c) The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Article VII
NOTICES

7.1. Form of Notice. Notices shall be given in accordance with NRS 75.150, as amended from time to time. Whenever required by law, the Articles of Incorporation, or these Bylaws, notice is to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice may be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books and records of the Corporation or its transfer agent. A notice or other communication may also be delivered by electronic transmission if the electronic transmission contains or is accompanied by information from which the recipient can determine the date of the transmission. Unless otherwise agreed between sender and recipient, an electronic transmission is received when it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions or information of the type sent and it is in a form ordinarily capable of being processed by that system. Except as otherwise provided by these Bylaws or Chapter 75 of the NRS, any notice or other communication, if in a comprehensible form or manner, is effective at the earliest of the following: (a) if in a physical form, when it is left at the address of a director or stockholder as it appears upon the records of the Corporation, the residence or usual place of business of a director or stockholder or the stockholder’s principal place of business; (b) if mailed by United States mail postage prepaid and correctly addressed to a director or stockholder, upon deposit in the United States mail; or (c) if oral, when communicated.

7.2. Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

7.3. Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

7.4. Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Article VIII
GENERAL PROVISIONS

8.1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.2. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 5.1 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

8.3. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President.

8.4. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Nevada Revised Statutes and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

8.5. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation.

8.6. Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.7. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Nevada.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.8. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.9. Interpretation and Construction. Reference in these Bylaws to any provision of the Nevada Revised Statutes shall be deemed to include all amendments thereof. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Nevada Revised Statutes shall govern the construction of these Bylaws. Without limiting the generality of the forgoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in this Section 8.9, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Article IX

ACQUISITION OF CONTROLLING INTEREST

Pursuant to NRS Section 78.378(1), the Corporation elects not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in the stock of the corporation, as set forth in NRS Sections 78.378 to 78.3793.

Article X

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of Chapter 78 or Chapter 92A of the Nevada Revised Statutes or the Articles of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada), provided, however, that this paragraph shall not apply to any action asserting a claim arising under the Securities Act or the Exchange Act, or to any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Nothing in this Article X shall apply to any action asserting a claim arising under the Securities Act, including any direct action brought by a stockholder to enforce any liability or duty created by the Exchange Act, or the rules and regulations thereunder, as to which the federal district courts of the United States have exclusive jurisdiction pursuant to Section 27 thereof. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding anything in this Article X to the contrary, no person shall be deemed to have waived compliance with the federal securities laws of the United States or the rules and regulations promulgated thereunder.

Article XI
ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

11.1. By the Board of Directors. Subject to the Articles of Incorporation and applicable law, the Board of Directors is expressly empowered to adopt, amend, or repeal bylaws of the Corporation.

11.2. By the Stockholders. The stockholders shall also have power to adopt, amend or repeal bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

* * *

CERTIFICATE OF ADOPTION OF BYLAWS

OF

ETOILES CAPITAL GROUP CO., LTD

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Etoiles Capital Group Co., Ltd, a Nevada corporation (the “Corporation”), and that the foregoing Bylaws were adopted as the Corporation’s bylaws as of the date hereof by the Corporation’s Board of Directors.

The undersigned has executed this Certificate of Adoption as of [  ], 2026.

Hon Fia Tam Secretary

Annex D

Form of Articles of Domestication of Etoiles Capital Group Co., Ltd

D-1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Domestication (PURSUANT TO NRS 92A.270) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the name and type of Domestic entity as set forth in its charter documents. 2. Entity name prior to domestication. 3. Enter original filing date and jursidication of un-domesticated entity. 4. Jurisdiction that constituted the principal place of business of the un-domesticated organization, see below. 5. SIGNATURE(S): Must be signed by Authorized Signer. Form will be returned if unsigned. 6. The filing must be submitted with the following: • The appropriate formation document for the type of domestic entity. • A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization. • A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication (within 90 days). 7. If the foreign undomesticated entity is on file a cancellation/dissolution will need to be submitted with the appropriate fees. 8. If the name of the domesticating entity is not available a notarized name consent will need to be submitted. 1. Domestic Entity Information: Name of Domestic Entity as set forth in its Charter Documents: Type of Domestic Entity as set forth in its Charter Documents: 2. Prior Name: Entity Name Before Filing Articles of Domestication: 3. Original Filing Date and jurisdiction: Original Jurisdiction of Formation: Original File Date: 4. Jurisdiction: Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication. 5. Signature: (Required) X Signature Date This form must be accompanied by appropriate fees. Page 1 of 1 Revised: 8/1/2023 Etoiles Capital Group Co., Ltd. corporation Etoiles Capital Group Co., Ltd. Cayman Islands 09/13/2024 Cayman Islands

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of directors and officers.

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their fraud, dishonesty or willful default, or for the consequences of committing a crime. Etoiles Capital’s second amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in respect of any matter arising out of their own dishonesty.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, Etoiles Capital has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1*	Second Amended and Restated Memorandum and Articles of Association (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement).
3.2*	Form of Articles of Incorporation of Etoiles Capital Nevada (included as Annex B to the proxy statement/prospectus that forms a part of this Registration Statement).
3.3*	Form of Bylaws of Etoiles Capital Nevada (included as Annex C to the proxy statement/prospectus).
3.4*	Form of Articles of Domestication of Etoiles Capital Group Co., Ltd to be filed with the Secretary of State of the State of Nevada (included as Annex D to the proxy statement/prospectus that forms a part of this Registration Statement)
4.1**	Form of Stock Certificate for Common Stock Etoiles Capital Nevada
5.1*	Opinion of Fennemore Craig, P.C.as to the legality of the securities being registered
21.1**	Subsidiaries of Etoiles Capital
23.1*	Consent of SRCO, C.P.A., Professional Corporation, independent registered public accounting firm
23.2*	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1)
23.3*	Consent of China Commercial Law Firm
23.4*	Consent of David Fong & Co., Solicitors
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1**	Form of Proxy
107**	Filing Fee Table

*	Filed herein.
**	Previously filed.

Item 22.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.	The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

6.	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 1, 2026.

ETOILES CAPITAL GROUP CO., LTD

By:	/s/ Kit Shing, CHEUNG
	Name:	Kit Shing, CHEUNG.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Etoiles Capital Group Co., Ltd, hereby severally constitute and appoint Kit Shing, CHEUNG and Hon Fai, TAM and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kit Shing, CHEUNG	Chief Executive Officer, Director, and Chairman of the Board of Directors	September 1, 2026
Kit Shing, CHEUNG	(Principal Executive Officer)

/s/ Hon Fai, TAM	Chief Financial Officer	September 1, 2026
Hon Fai, TAM	(Principal Financial and Accounting Officer)

/s/ Zhihan, LOU	Chief Operating Officer	September 1, 2026
Zhihan, LOU

/s/ Nancy YANG	Director	September 1, 2026
Nancy YANG

/s/ Wesley CHU	Director	September 1, 2026
Name: Wesley CHU

/s/ Yeung Tak, CHEN	Director	September 1, 2026
Yeung Tak, CHEN

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on September 1, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President